An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR - SUBJECT TO COMPLETION

Explanation: Can B̅ Corp. is amending its Offering Statement filed on Form 1-A, filed with the Securities Exchange Commission on July 31, 2020, as amended on September 11, 2020, supplemented on September 25, 2020 and October 1, 2020, and amended again on August 9, 2021, to update certain recent information based on comments received from the SEC.

Can B̅ Corp.

Registrant’s principal address: 960 South Broadway, Suite 120, Hicksville, NY 11801

Registrant’s telephone number, including area code: 516-595-9544

Registrant’s website: https://canbcorp.com

Dated: August [●], 2021

Can B̅ Corp. (herein referred to as “we,” “us,” “our,” “CANB,” and the “Company”) is offering up to 25,381,673 shares of our common stock (the “Shares”), for gross proceeds of up to $15,000,000, before deduction of offering expenses, assuming all shares are sold. The Company has previously sold 9,987,250 of the shares offered hereby at a price of $0.50 per share and will be selling the remaining 15,394,423 shares at a price of $0.65 per share. For more information on the securities offered hereby, please see the item titled “Securities Being Offered” on page 34. The minimum investment established for each investor is $25,000 unless such minimum is waived by the Company in its sole discretion. Shares offered by the Company will be sold through the Company’s executive officers and directors on a best-efforts basis. We may also engage sales agents licensed through the Financial Industry Regulatory Authority (“FINRA”) and pay such agents cash and/or stock-based compensation, which will be announced through a supplement to this Offering Circular.

Price of Common Stock	Price to Public [1]	Underwriting Discount and Commissions [2]	Proceeds to Issuer [3]	Proceeds to Other Persons
Per Share	$0.65	$0.00	$0.65	$0.00
Total Minimum	$0.00	$0.00	$0.00	$0.00
Total Maximum	$15,000,000	$0.00	$15,000,000	$0.00

(1)	All amounts in this chart and circular are in U.S. dollars unless otherwise indicated.
(2)	The Company’s Shares will be offered on a best efforts basis by the Company’s officers and directors. Accordingly, there are no underwriting fees or commissions currently associated with this offering; however, the Company may engage sales associates after this offering commences.
(3)	We expect to incur approximately $50,000 in expenses relating to this offering, including legal, accounting, travel, printing and other miscellaneous expenses.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Our common stock is not now listed on any national securities exchange or the Nasdaq stock market. However, our stock is quoted on the OTC Market’s OTCQB® Venture Market under the symbol “CANB.” While our common stock is on the OTCQB® Venture Market, there has been limited trading volume. There is no guarantee that an active trading market will develop in our securities.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”).

This offering is being made pursuant to Tier 2 of Regulation A (Regulation A Plus), following the Form 1-A Offering Circular disclosure format.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 6.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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SUMMARY INFORMATION

This summary highlights some of the information in this circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” “CANB,” the “Company,” and “Can B̅ Corp.” refer to Can B̅ Corp. together with its wholly owned subsidiaries. In instances where we refer emphatically to “Can B̅ Corp.” or where we refer to a specific subsidiary of ours by name, we are referring only to that specific legal entity.

The Company

The Company was originally incorporated as WrapMail, Inc. (“WRAP”) in Florida on October 11, 2005 in order to tap into a largely un-serviced segment of the web-based advertising industry. Effective January 5, 2015, WRAP acquired 100% ownership of Prosperity Systems, Inc. (“Prosperity”), a New York corporation incorporated on April 2, 2008, in order to acquire Prosperity’s office productivity software suite as a complement to WRAP’s existing intellectual property. After its acquisition, the Company transferred Prosperity’s operations to WRAP; however, the Company does not currently actively operate its WRAP or Prosperity divisions pending decision on whether to hold on to, sell or repurpose such assets.

Around the first quarter of 2017, the Company began to transition into the health and wellness industry, offering products that incorporate hemp and hemp derivatives. On May 15, 2017, WRAP changed its name to Canbiola, Inc. On March 6, 2020 CANB changed its name again to “Can B̅ Corp.” in order to segregate its corporate identity from its lead products branded under the Canbiola™ brand.

Effective December 27, 2010, WRAP effected a 10 for 1 forward stock split of its common stock. Effective June 4, 2013, WRAP effected a 1 for 10 reverse stock split of its common stock. On March 6, 2020, Can B̅ effected a 1 for 300 reverse stock split of its common stock. The accompanying consolidated financial statements retroactively reflect these stock splits.

As of July 30, 2021, we had approximately 17,324,258 shares of common stock, 20 shares of Series A Preferred Stock, 1,950 Series D Preferred Stock, and no shares of Series B Preferred Stock or Series C Preferred Stock issued and outstanding. The Company’s common shares are currently quoted on OTC Market’s OTCQB® Venture Market under the symbol “CANB.”

Our principal executive offices are located at 960 South Broadway, Suite 120, Hicksville, NY 11801 and our telephone number is 516-595-9544.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $5,851,512 during the year ended December 31, 2020 and as of that date, had an accumulated deficit of 30,521,025. Due to recurring losses from operations and the accumulated deficit the Company has stated that substantial doubt exists about the Company’s ability to continue as a going concern.

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Business Overview

The Company, through its subsidiaries, is in the business of promoting health and wellness through its development, manufacture and sale of products containing cannabinoids derived from hemp biomass and the licensing of durable medical devises.

The Company’s primary business is the development, production and sale of products and delivery devices containing hemp derived cannabinoids, including cannabidiol (“CBD”), cannabinol (“CBN”) and cannabigerol (“CBG”). The Company has also recently begun synthesizing delta-8 from hemp. The Company now operates three distinct divisions: retail sales of its own products containing hemp derived cannabinoids (Canbiola, Nu Wellness, Seven Chakras, and Pure Leaf Oil), R&D and manufacturing (Pure Health Products and Botanical Biotech) which manufactures for the Company’s products and for third parties, and the licensing of durable medical devices (Duramed) aimed at pain management. The Company also has a cultivation division (Green Grow Farms, Inc.) which is non-operational at this point.

The statements found herein have not been evaluated by the Food and Drug Administration (FDA) and the Company’s products are not intended to diagnose, treat, cure or prevent any disease or medical condition.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement (2021);

(c)	the date on which such issuer has, during the previous three-year period, issued more than $1,000,000,000 in nonconvertible debt; or

(d)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion under “Risk Factors” of the effect on our financial statements of such election.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 (the “Exchange Act”) which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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The Offering

This circular relates to the sale of up to 25,381,673 shares of our common stock, for gross proceeds of up to $15,000,000, before deduction of offering expenses, assuming all shares are sold. The Company has previously sold 9,987,250 of the shares offered hereby at a price of $0.50 per share and will be selling the remaining 15,394,423 shares at a price of $0.65 per share. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. The minimum investment amount established for each investor is $25,000. All funds raised by the Company from this offering will be immediately available for the Company’s use.

The aggregate purchase price to be paid by any investor for the securities sold hereby cannot exceed 10% of the greater of the investor’s annual income or net worth (for entity investors, revenues or net assets for the investor’s most recently completed fiscal year are used instead). The foregoing limitation does not apply to “accredited investors” and non-natural investors.

Shares offered by the Company will be sold by our directors and executive officers. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis. Investors may be publicly solicited through our website, investment websites, social media, or otherwise.

This offering will terminate at the earlier to occur of: (i) all shares offered hereby are sold, or (ii) one year from the date this offering circular is qualified with the SEC. Notwithstanding the foregoing, the Company may terminate this offering at any time or extend this offering, in its sole discretion.

ABOUT THIS CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for our offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.

You should rely only on the information contained in this Offering Circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or sale of our shares. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this Offering Circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department

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RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Our common stock is quoted on the OTCQB® under the symbol “CANB”. This market is extremely limited and the prices quoted are not a reliable indication of the value of our common stock. As of the date of this Offering Circular, there has not been significant trading of shares of our common stock. The trading price could decline due to any of these risks, and an investor may lose all or part of his, her, or its investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This Offering Circular also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this Offering Circular. In addition to the other information provided in this Offering Circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our common stock. All material risks identified by the Company are discussed in this section.

Risks Related to this Offering and our Common Stock

We are subject to the reporting requirements of federal securities laws, which is expensive.

We are a public reporting company in the United States and, accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders causes our expenses to be higher than they would be if we remained a privately-held company.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the OTCQB®, where our shares of common stock are quoted, generally have been very volatile and have experienced sharp share-price and trading-volume changes. The trading price of our securities is likely to remain volatile and could fluctuate widely in response to many factors, including but not limited to the following, some of which are beyond our control:

●	variations in our operating results;

●	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

●	changes in operating and stock price performance of other companies in our industry;

●	additions or departures of key personnel; and

●	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

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Our common shares are thinly-traded, and in the future, may continue to be thinly-traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may be particularly volatile given that we are a relatively small company and have experienced losses from operations that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our common stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors (the “Board”). We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We may require additional capital for the development and commercialization of our products and may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

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Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Certain of our executive officers, directors and large stockholders own a significant percentage of our outstanding capital stock. As of July 30, 2021, our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially owned approximately 23.76% of our outstanding shares of common stock and 64.51% of the eligible votes of the Company. Accordingly, our directors and executive officers have significant influence over our affairs due to their substantial ownership coupled with their positions on our management team and have substantial voting power to approve matters requiring the approval of our stockholders. For example, these stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock that some of our stockholders may believe is in their best interest.

If we are unable to implement and maintain effective internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our reported financial information and the market price of our common stock may be negatively affected.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report on the internal control over financial reporting. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our consolidated financial statements may be materially misstated. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, our management will be unable to conclude that our internal control over financial reporting is effective. Moreover, when we are no longer a smaller reporting company, our independent registered public accounting firm will be required to issue an attestation report on the effectiveness of our internal control over financial reporting. Even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may conclude that there are material weaknesses with respect to our internal controls or the level at which our internal controls are documented, designed, implemented or reviewed.

If we are unable to conclude that our internal control over financial reporting is effective, or when we are no longer a smaller reporting company, if our auditors were to express an adverse opinion on the effectiveness of our internal control over financial reporting because we had one or more material weaknesses, investors could lose confidence in the accuracy and completeness of our financial disclosures, which could cause the price of our common stock to decline. Internal control deficiencies could also result in a restatement of our financial results in the future. As of July 8, 2020, we have concluded that are internal controls are not sufficient.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock could be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by industry or financial analysts. If no or few analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital. The intended use of proceeds from this offering is more particularly described in the Section titled “Use of Proceeds,” however, such description is not binding and the actual use of proceeds may differ from the description contained therein. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

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The offering price of our shares from the Company has been arbitrarily determined.

Our management has determined the shares offered by the Company. The price of the shares we are offering was arbitrarily determined based upon the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market value for our common stock.

The best efforts structure of this offering may yield insufficient gross proceeds to fully execute our business plan.

Our officers and directors are offering shares of our common stock in this offering on a best efforts basis. Officers and directors are not required to sell any specific number or dollar amount of common stock, but will use their best efforts to sell the shares offered by us. As a “best efforts” offering, there can be no assurance that the offering contemplated by this prospectus will result in any proceeds being made available to us.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our shares of common stock and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion under “Risk Factors” of the effect on our financial statements of such election.

As an emerging growth company we are exempt from Section 404(b) of the Sarbanes Oxley Act. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Exchange, which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could face significant penalties for our failure to comply with the terms of our outstanding convertible notes.

Our various convertible notes contain positive and negative covenants and customary events of default including requiring us in many cases to timely file SEC reports. In the event we fail to timely file our SEC reports in the future, or any other events of defaults occur under the notes, we could face significant penalties and/or liquidated damages and/or the conversion price of such notes could be adjusted downward significantly, all of which could have a material adverse effect on our results of operations and financial condition, or cause any investment in the Company to decline in value or become worthless.

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The issuance and sale of common stock upon conversion of the convertible notes may depress the market price of our common stock.

If sequential conversions of the convertible notes and sales of such converted shares take place, the price of our common stock may decline, and as a result, the holders of the convertible notes will be entitled to receive an increasing number of shares in connection with conversions, which shares could then be sold in the market, triggering further price declines and conversions for even larger numbers of shares, to the detriment of our investors. The shares of common stock which the convertible notes are convertible into may be sold without restriction pursuant to Rule 144. As a result, the sale of these shares may adversely affect the market price, if any, of our common stock.

We have established preferred stock which can be designated by the Company’s Board of Directors without shareholder approval.

The Company has 5,000,000 shares of preferred stock authorized. The shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as shall be determined by the board of directors of the Company prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the board of directors. Because the board of directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s shareholders, shareholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. The issuance of shares of preferred stock or the rights associated therewith, could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any preferred stock which we may issue may be exacerbated given the fact that such preferred stock may have voting rights and/or other rights or preferences which could provide the preferred shareholders with substantial voting control over us and/or give those holders the power to prevent or cause a change in control, even if that change in control might benefit our shareholders. As a result, the issuance of shares of preferred stock may cause the value of our securities to decrease.

Risks Related to our Business

Since we have a limited operating history in our industry, it is difficult for potential investors to evaluate our business.

Our short operating history in our industry may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. As an early stage company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a new business. Accordingly, our business and success faces risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

We expect to need substantial additional funding to pursue additional product development and launch and commercialize our products. There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we may need to reduce, defer or cancel additional product development or overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate our research and development programs or any future commercialization efforts. Any of these events could significantly harm our business, financial condition and prospects.

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Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has expressed substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, generate more revenue. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future. We do not have any key person insurance.

We expect to face intense competition, often from companies with greater resources and experience than we have.

The health and wellness and hemp derivative industries are highly competitive and subject to rapid change. The industry continues to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. Some of these competitors and potential competitors have more experience than we have in the development of hemp products, including validation procedures and regulatory matters. In addition, our products compete with product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we or our collaboration partners have. If we are unable to compete successfully, we may be unable to grow and sustain our revenue.

We have substantial capital requirements that, if not met, may hinder our operations.

We anticipate that we will make substantial capital expenditures for research and product development work and acquisitions. If we cannot raise sufficient capital, we may have limited ability to expend the capital necessary to undertake or complete research and product development work and acquisitions. There can be no assurance that debt or equity financing will be available or sufficient to meet these requirements or for other corporate purposes, or if debt or equity financing is available, that it will be on terms acceptable to us. Moreover, future activities may require us to alter our capitalization significantly. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations or prospects.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

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We will need to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As our development and commercialization plans and strategies develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal, and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our company.

We may expend our limited resources to pursue a particular product and may fail to capitalize on products that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we have focused our efforts on particular products. As a result, we may forego or delay pursuit of opportunities with other products that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Any failure to improperly assess potential products could result in missed opportunities and/or our focus on products with low market potential, which would harm our business and financial condition.

We engage in transactions with related parties and such transactions present possible conflicts of interest that could have an adverse effect on us.

We have entered, and may continue to enter, into transactions with related parties for financing, corporate, business development and operational services, as detailed herein. Such transactions may not have been entered into on an arm’s-length basis, and we may have achieved more or less favorable terms because such transactions were entered into with our related parties. We rely, and will continue to rely, on our related parties to maintain these services. If the pricing for these services changes, or if our related parties cease to provide these services, including by terminating agreements with us, we may be unable to obtain replacements for these services on the same terms without disruption to our business. This could have a material effect on our business, results of operations and financial condition.

Such conflicts could cause an individual in our management to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors, which could have a material adverse effect on our liquidity, results of operations and financial condition.

Any inability to protect our intellectual property rights could reduce the value of our technologies and brands, which could adversely affect our financial condition, results of operations and business.

Our business is dependent upon our trademarks, trade secrets, copyrights and other intellectual property rights. There is a risk of certain valuable trade secrets being exposed to potential infringers. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. In addition, protecting our intellectual property rights is costly and time consuming. There is a risk that we may have insufficient resources to counter adequately such infringements through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property, we could lose potential revenue and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our entry into the rapidly growing CBD, CBN, CBG and delta-8 markets may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations, or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our technology significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

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If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing and then maintaining and strengthening our brands and reputation in the markets we serve. If problems with our products or technologies cause customers to experience operational disruption or failure or delays, our brand and reputation could be diminished. If we fail to develop, promote and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

We could be subject to costly product liability claims related to our products.

Since most of our products are intended for human use, we face the risk that the use of our products may result in adverse side effects to people. We face even greater risks upon further commercialization of our products. An individual may bring a product liability claim against us alleging that one of our products causes, or is claimed to have caused, an injury or is found to be unsuitable for consumer use. Any product liability claim brought against us, with or without merit, could result in:

●	the inability to commercialize our products;

●	decreased demand for our products;

●	regulatory investigations that could require costly recalls or product modifications;

●	loss of revenue;

●	substantial costs of litigation;

●	liabilities that substantially exceed our product liability insurance, which we would then be required to pay ourselves;

●	an increase in our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, if at all;

●	the diversion of management’s attention from our business; and

●	damage to our reputation and the reputation of our products.

Product liability claims may subject us to the foregoing and other risks, which could have a material adverse effect on our business, results of operations, financial condition, and prospects.

The legality of certain products containing hemp derivitaives is currently uncertain and the Company could be subject to enforcement action by the FDA and certain state regulatory agencies.

In 2018, the federal Farm Bill removed hemp as a Schedule I drug under the Controlled Substances Act and hemp may now be grown as a commodity crop, with restrictions; however, the 2018 Farm Bill did not specifically legalize CBD. Until Congress promulgates rules and regulations relating to hemp derived cannabinoids, the “legal” status of such, or the processes the Company may have to implement (and at what expense), are still unknowns. A similar paradigm exists under various state laws with which the Company will have to comply. The FDA currently considers the addition of CBD to food products, cosmetics or supplements to be illegal and prohibits the advertisement of CBD products with health claims. In addition, the FDA has recently increased its review of and enforcement against CBD companies. Should the Company become subject to enforcement action by the FDA, it could be forced to spend significant sums defending against such enforcement, pay significant fines and ultimately could be forced to stop offering some or all of its CBD products, which would materially, negatively affect the Company’s business and shareholders’ investments. In addition, notwithstanding the intense pressure on FDA to fast-track the CBD approval process, it is likely that the approval process for use of CBD or other cannabinoids in foods, cosmetics or supplements will take years.

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Due to the controversy over the cannabis plant within the United States, we face challenges getting our products into stores and into the hands of the end user.

The Company intends to release products that contain CBD derived from hemp that are legal within the U.S. However, it is possible we may face scrutiny and run into issues getting our products into stores due to hesitation by stores to carry any product at all affiliated with the cannabis plant, as well as federal, state and local regulations that may restrict our ability to sell cannabinoid products.

The Company’s production of Delta-8 could subject it to enforcement action by certain federal and state regulatory agencies.

Delta-8 is a cannabis compound that can cause effects similar to regular delta-9 THC, the main compound in cannabis that gets users high. It can be extracted from either hemp or marijuana, but all of the Company’s delta-8 products are made with hemp containing no more than 0.3% THC. Because of the 2018 Farm Bill, hemp can be legally grown and used for extractions all over the United States. Notwithstanding the foregoing, the legality of hemp derived delta-8 is in a gray area and varies from state-to-state, with some states allowing delta-8, some not addressing delta-8 specifically, and others banning delta-8 due to its similarity to delta-9. The federal legality of delta-8 is still unknown and the government has yet to take a definitive position. Should the Company become subject to enforcement action by federal or state agencies, it could be forced to spend significant sums defending against such enforcement and ultimately could be forced to stop offering some or all of its delta-8 products and/or be subject to other civil or criminal sanctions, which would materially, negatively affect the Company’s business and shareholders’ investments.

The novel coronavirus disease of 2019 (“COVID-19”) has had, and continues to have, broad impacts on multiple sectors of the global economy, making it difficult to predict the extent of its impact on our business.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this Offering Circular. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the foreseeable future. We have experienced negative impacts from COVID in the form of reduced sales, delayed operations, inability to effectuate certain business plans and the like.

Our acquisitions may expose us to unknown liabilities.

Because we have acquired, and expect generally to acquire, all (or a majority of) the outstanding securities of certain of our acquisition targets, our investment in those companies are or will be subject to all of their liabilities other than their respective debts which we paid or will pay at the time of the acquisitions. If there are unknown liabilities or other obligations, our business could be materially affected. We may also experience issues relating to internal controls over financial reporting that could affect our ability to comply with the Sarbanes-Oxley Act, or that could affect our ability to comply with other applicable laws.

If we fail to comply with government laws and regulations it could have a materially adverse effect on our business.

Our industry is subject to extensive federal, state and local laws and regulations that are extremely complex and for which, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. We exercise care in structuring our operations to comply in all material respects with applicable laws to the extent possible. We will also take such laws into account when planning future operations and acquisitions. The laws, rules and regulations described above are complex and subject to interpretation. In the event of a determination that we are in violation of such laws, rules or regulations, or if further changes in the regulatory framework occur, any such determination or changes could have a material adverse effect on our business. There can be no assurance however that we will not be found in noncompliance in any particular situation.

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We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel, risks posed by natural disasters and risks of lawsuits from customers who are injured from or dissatisfied with our products. Any of these risks may result in significant losses. We cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

Our ability to service our indebtedness will depend on our ability to generate cash in the future.

Our ability to make payments on our indebtedness will depend on our ability to generate cash in the future. Our ability to generate cash is subject to general economic and market conditions and financial, competitive, legislative, regulatory and other factors that are beyond our control. Our business may not generate sufficient cash to fund our working capital requirements, capital expenditure, debt service and other liquidity needs, which could result in our inability to comply with financial and other covenants contained in our debt agreements, our being unable to repay or pay interest on our indebtedness, and our inability to fund our other liquidity needs. If we are unable to service our debt obligations, fund our other liquidity needs and maintain compliance with our financial and other covenants, we could be forced to curtail our operations, our creditors could accelerate our indebtedness and exercise other remedies and we could be required to pursue one or more alternative strategies, such as selling assets or refinancing or restructuring our indebtedness. However, such alternatives may not be feasible or adequate.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

DILUTION

All investors purchasing in from the Company in this offering will experience immediate dilution and all shareholders in the Company may be subject to dilution from the exercise of convertible securities currently outstanding in the Company, or if the Company issues more of its authorized stock.

Our net tangible book value as of June 30, 2021 was $1,783,516, or approximately $0.10 per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

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Net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering. After giving effect to our sale of the maximum offering amount of 25,381,673 shares, with 7,487,250 of such shares already sold at a price of $0.50 per share as of June 30, 2021*, for a total of $15,000,000 offering proceeds, assuming $50,000 in offering or other expenses, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $12,989,891, or approximately $0.36 per share. This represents an immediate increase in net tangible book value of approximately $0.26 per share to existing stockholders and an immediate decrease in net tangible book value of $0.29 per share to investors of this offering.

If we do not sell the maximum offering amount and instead sell 75% of the shares offered hereby, or 19,036,255 shares, with 7,487,250 of such shares already sold at a price of $0.50 per share as of June 30, 2021*, for $11,250,000, assuming $50,000 in offering or other expenses, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $9,239,891, or approximately $0.31 per share. This represents an immediate increase in net tangible book value of approximately $0.21 per share to existing stockholders and an immediate decrease in net tangible book value of $0.34 per share to investors of this offering.

Similarly, if we sold 50% of the shares offered hereby, or 12,690,837 shares, with 7,487,250 of such shares already sold at a price of $0.50 per share as of June 30, 2021*, for $7,500,000, assuming $50,000 in offering or other expenses, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $5,489,891, or approximately $0.24 per share. This represents an immediate increase in net tangible book value of approximately $0.14 per share to existing stockholders and an immediate decrease in net tangible book value of $0.41 per share to investors of this offering.

* We sold 7,487,250 of the shares offered hereby as of June 30, 2021. As of the date of this amended Offering Circular, the Company has sold 9,987,250 of the shares offered hereby, representing approximately 39.35% of the total offered shares, at $0.50 per share.

The above analysis is illustrated in the following table:

Public offering price per share	$0.65
Net tangible book value per share as of June 30, 2021	$0.10
If 100% Sold
Increase in net tangible book value per share attributable to new investors	$0.26
Adjusted net tangible book value per share as of June 30, 2021	$0.36
Decrease per share to new investors in the offering	$0.29
If 75% Sold
Increase in net tangible book value per share attributable to new investors	$0.21
Adjusted net tangible book value per share as of June 30, 2021	$0.31
Decrease per share to new investors in the offering	$0.34
If 50% Sold
Increase in net tangible book value per share attributable to new investors	$0.14
Adjusted net tangible book value per share as of June 30, 2021	$0.24
Decrease per share to new investors in the offering	$0.41

There were approximately 17,164,107 common shares outstanding on June 30, 2021. The above calculations assume all 20 outstanding Series A preferred shares were converted into 666,680 shares of common stock (which they have not) for a total of approximately 17,830,787 shares of common stock outstanding as of June 30, 2021 before accounting for the offering, but do not assume exercise of any other outstanding convertible securities in the Company. After accounting for the offering, there would have been approximately (i) 35,725,210 shares outstanding if 100% of the offered shares were sold, (ii) 29,379,792 shares outstanding if 75% of the offered shares were sold, and (iii) 23,034,374 shares outstanding if 50% of the offered shares were sold . The foregoing is for illustrative purposes only.

PLAN OF DISTRIBUTION

We currently plan to have our directors and executive officers sell the Shares offered by the Company on our behalf. Our officers and directors will receive no discounts or commissions. Our executive officers will deliver this circular to those persons who they believe might have interest in purchasing all or a part of this offering. The Company may generally solicit investors, including, but not limited to, the use of social media, newscasts, advertisements, roadshows and the like.

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As of the date of this Offering Circular, the Company has already sold 9,987,250 of the shares offered hereby at a price of $0.50 per share and will be selling the remaining 15,394,423 shares at a price of $0.65 per share. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. The minimum investment amount established for each investor is $25,000. All funds raised by the Company from this offering will be immediately available for the Company’s use. In lieu of cash, the Company may elect to accept the exchange of existing debt for shares offered hereby, pursuant to the terms of this Offering Circular.

As of the date of this Offering Circular, we have not entered into any arrangements with any selling agents for the sale of the securities; however, we may engage one or more selling agents to sell the securities in the future. If we elect to do so, we will file a supplement to this circular to identify such selling agent(s).

Our directors and officers will not register as broker-dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

●	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and

●	the person is not at the time of their participation an associated person of a broker-dealer; and

●	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

Unless sooner withdrawn or canceled by us, the offering will continue until (i) the maximum offering amount has been sold, or (ii) one year from the date this offering circular is qualified with the SEC. Notwithstanding the foregoing, the Company may terminate this offering at any time or extend this offering by ninety (90) days, in its sole discretion.

OTC Markets Considerations

The OTC Markets is separate and distinct from the Nasdaq stock market or other national exchange. Nasdaq has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although the Nasdaq and other national stock markets have rigorous listing standards to ensure the high quality of their issuers, and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Although we believe being listed on the OTC Markets increases liquidity for our stock, investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchange. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

Investors must contact a broker-dealer to trade OTC Markets securities. Investors do not have direct access to the quotation service. For OTC Markets securities, there only has to be one market maker.

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USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of the common shares offered hereby and the intended uses of such proceeds over an approximate twelve (12) month period. It is possible that we may not raise the entire $15,000,000 in shares being offered through this Offering Circular. In such case, we will reallocate the use of proceeds as the board of directors deems to be in the best interests of the Company in order to effectuate its business plan. The intended use of proceeds are as follows:

Capital Sources and Uses

	100%	75%	50%	25%
Gross Offering Proceeds	$15,000,000	$11,250,000	$7,500,000	$3,750,000
Offering Costs(1)	$50,000	$50,000	$50,000	$50,000

Use of Net Proceeds:

Legal, Accounting, and Compliance	$250,000	$250,000	$250,000	$250,000
Working Capital/Staffing/Insurance(2)	$1,425,000	$1,260,000	$850,000	$300,000
Duramed Additional DME Equipment	$1,500,000	$850,000	$500,000	$0
New DME Equipment Line Extensions	$250,000	$200,000	$125,000	$0
Staff Expansion for Medicare and Workman Compensation	$500,000	$400,000	$200,000	$10,000
Pure Health Products Additional Manufacturing & R&D Staff	$500,000	$150,000	$75,000	$10,000
Automated High-Speed Equipment	$250,000	$175,000	$110,000	$0
Auto Labeling and Filling	$125,000	$65,000	$65,000	$0
GMP & NSF Certification Completion	$250,000	$200,000	$95,000	$0
Superfood Batching and Filling Equipment	$250,000	$100,000	$60,000	$15,000
Spa Line Production and Marketing	$300,000	$200,000	$50,000	$15,000
PLO Brand Development & Marketing	$500,000	$250,000	$50,000	$15,000
Pharmacy Brand (NuWellness) Rollout	$750,000	$250,000	$35,000	$10,000
Botanical Biotech Additional Staff & Sales Support	$500,000	$250,000	$25,000	$15,000
Biomass Extraction Facility for Isolate Production	$1,500,000	$1,000,000	$500,000	$0
Delta-8 Lab Expansion	$750,000	$600,000	$100,000	$0
Harvesting Equipment	$750,000	$500,000	$60,000	$0
Green Grow Farms Cultivation & Harvesting	$250,000	$200,000	$150,000	$15,000
Seed Propagation and Clones to Plant	$300,000	$250,000	$200,000	$15,000
Flower Drying and Processing Equipment	$250,000	$250,000	$150,000	$30,000
Debt Retirement from Notes(3)	$3,800,000	$3,800,000	$3,800,000	$3,000,000

Notes:

(1)	The Company expects to spend approximately $50,000 in expenses relating to this offering, including legal, accounting, travel, printing and other miscellaneous fees.

(2)	The Company will use working capital to pay for miscellaneous and general operating expenses.

(3)	The Company plans to pay down existing debt to holders of four promissory notes (collectively, the “Notes”). The Notes have outstanding principal amounts of approximately $87,772, $2,290,004, $306,865, and $1,193,135, respectively. All of the Notes bear interest at a rate of 12% per annum and mature on January 31, 2022. The Notes are convertible into shares of the Company’s common stock at any time at the lower of $0.39 per share. The conversion price of the Notes may be adjusted upon the occurrence of certain events and may be declared immediately due and payable by the note holders in the event the Company defaults on any terms of the Notes. The Notes contain provisions limiting each note holder’s ability to convert any portion of its Note if such conversion would cause the holder’s holdings in the Company to exceed 4.99% of the Company’s issued and outstanding shares of common stock, which limit may be waived but under no circumstances may any holder convert any portion of a Note that would cause the holder’s holdings to exceed 9.99% of the Company’s issued and outstanding shares of common stock. The Company also agreed to register shares converted by the note holders under one or more registration statements filed with the Securities and Exchange Commission. The Company’s obligations under the Notes are secured by all of the assets, including intellectual property, of the Company and its subsidiaries. The Company’s obligations under the Notes are also guaranteed by the Company’s subsidiaries. The foregoing descriptions are qualified in their entirety by the terms of the full text of the Notes, attached hereto as exhibits. The proceeds raised from the Notes are expected to be used for general working capital and growth opportunities.

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The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DETERMINATION OF OFFERING PRICE

In determining the offering price of the common stock, we have considered a number of factors including, but not limited to, the illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market price for our common stock.

DESCRIPTION OF BUSINESS

Organization

We were originally incorporated as WrapMail, Inc. (“WRAP”) in Florida on October 11, 2005 in order to tap into a largely un-serviced segment of the web-based advertising industry. Effective January 5, 2015, WRAP acquired 100% ownership of Prosperity Systems, Inc. (“Prosperity”), a New York corporation incorporated on April 2, 2008, in order to acquire Prosperity’s office productivity software suite as a complement to WRAP’s existing intellectual property. After its acquisition, the Company transferred Prosperity’s operations to WRAP; however, the Company does not currently actively operate its WRAP or Prosperity divisions pending decision on whether to hold on to, sell or repurpose such assets.

Around the first quarter of 2017, the Company began to transition into the hemp CBD industry and now operates three distinct: retail sales (Canbiola, Nu Wellness, Seven Chakras, and Pure Leaf Oil), R&D and manufacturing (Pure Health Products and Botanical Biotech), and durable medical devices (Duramed). The Company also has a cultivation division (Green Grow Farms, Inc.) which is currently non-operational. On May 15, 2017, WRAP changed its name to Canbiola, Inc. to reflect its transition. On March 6, 2020 CANB changed its name to “Can B̅ Corp.” in order to segregate its corporate identity from its lead products branded under the Canbiola™ brand.

Effective December 27, 2010, WRAP effected a 10 for 1 forward stock split of its common stock. Effective June 4, 2013, WRAP effected a 1 for 10 reverse stock split of its common stock. On March 6, 2020, Can B̅ effected a 1 for 300 reverse stock split of its common stock. The accompanying consolidated financial statements retroactively reflect these stock splits.

Business Segments

The Company is in the business of promoting health and wellness through its development, manufacture and sale of products containing cannabinoids derived from hemp biomass (without psychoactive effect from THC) and the licensing of durable medical devises.

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Hemp is thought to contain anywhere from 60 to over 100 naturally occurring compounds (cannabinoids) thought to interact with cannabinoid receptors present on the surface of cells in various parts of the central nervous system. The effects of cannabinoids are thought to depend on the area of the brain involved. Cannabidiol (“CBD”) is probably one of the most well-known of these compounds, thought to have many beneficial uses. CBD is incorporated into many of the Company’s products; however, the Company has recently begun extracting and processing cannabinol (“CBN”), cannabigerol (“CBG”) and delta-8 for its products and for wholesale to third-parties looking to incorporate such compounds into their products. The Company has all of its hemp based raw materials to incorporate into products tested by a 3rd party independent laboratory. The Company aims to be the premier provider of the highest quality natural hemp cannabinoid products on the market through sourcing the very best raw material and developing a variety of products it believes will improve people’s lives in a variety of areas.

FDA DISCLAIMER

The statements found herein have not been evaluated by the Food and Drug Administration (FDA) and the Company’s products are not intended to diagnose, treat, cure or prevent any disease or medical condition.

I-	Retail Sales

The Company currently has four in-house branded CBD products that are sold to consumers, Canbiola™, Nu Wellness™, Seven Chakras™ and Pure Leaf Oil™. On February 22, 2021, the Company entered into an agreement to purchase additional CBD brand assets from Imbibe Health Solutions, LLC, a Delaware limited liability company. The assets will be placed into the Company’s wholly owned subsidiary, Imbibe Wellness Solutions, LLC, a Nevada limited liability company (fka Radical Tactical LLC) (“Imbibe Wellness”), and will include the intellectual property rights, including trademarks, logos, know how, formulations, productions procedures, copyrights, social media accounts, domain names and marketing materials relating to the Imbibe™ branded products, including a muscle and joint salve, unscented fizzy bath soak, CALM massage oil, Me x 3 Metabolic Energy (energy and dietary supplement), and Muscle, Joints & Back CBD Cryo Gel. The acquisition of the Imbibe™ assets has not closed and is pending the Company’s due diligence.

The Company’s Canbiola™ CBD products are sold via medical professionals under distribution agreements and directly by the Company via its website and vending machines. The Canbiola™ assets are held directly by the Company and include tinctures, soaps, bath soaks, cryo-gel, salves, massage oils, powders, capsules and roll-ons.

The Company’s Pure Leaf Oil™ assets are held by its wholly owned subsidiary, Pure Health Products, LLC, a New York limited liability company (“PHP” or “Pure Health Products”). Pure Leaf Oil™ CBD products are sold via PHP’s website, direct to consumer via walk-in business, and through distributors and are meant for retail customers not referred through the medical community. Pure Leaf Oil™ products include massage oils, joint salves, bath salts, nano sprays, drops, and cryo-gels. PHP also holds the assets related to its Seven Chakras™ brand. Seven Chakras™ is targeted toward health clubs, spas, and beauty lines and CBD products include lotion, massage oils, roll-ons, isolate, powders, capsules, and bath soaks. Severn Chakras™ has its own internet website and direct markets to its customer base.

PHP has also created a new brand, Nu Wellness™, which it intends to market through distributors as an independent pharmacy brand targeted towards independent retail drug stores. Nu Wellness™ has yet to launch or make sales, which are intended to occur sometime in 2021.

II-	R&D and Manufacturing

To date, Pure Health Products has acted as the Company’s research and development and manufacturing arm. PHP manufactures all of the Company’s CBD products and also provides white label manufacturing and production services to third parties. Through PHP, the Company is able to control the manufacturing process of its products while reducing its production costs.

In December, 2018, the Company acquired 100% of the membership interests in Pure Health Products, with which it had had and has an exclusive production agreement, pursuant to an Acquisition Agreement (“PHP Acquisition Agreement”). In January, 2019, PHP acquired certain assets from Seven Chakras, LLC (“Seven Chakras”), a former competitor, which assets included the rights and title to (i) Seven Chakras’ proprietary formulas, methods, trade secrets, and know-how related to the production of Seven Chakras’ CBD products, (ii) Seven Chakras’ tradename, domain name, and social media sites, and (iii) other assets of Seven Chakras including but not limited to raw materials, equipment, packaging and labeling materials, mailing lists, and marketing materials.

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Around March 17, 2021, the Company acquired assets through its newly-formed, wholly-owned subsidiary, Botanical Biotech, LLC, a Nevada limited liability company (“BB” or “Botanical Biotech”). Such assets include certain materials and manufacturing equipment and marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other person or entity in respect of any of the foregoing and all other promotional properties, in each case primarily used, developed or acquired by the Sellers for use in connection with the ownership and operation of the BB Assets. BB has also engaged certain sellers of the BB assets and lab technicians in order to perform research and development and manufacturing of CBG and CBN products to be sold to third parties for incorporation into their products. The Company does not at this time intend to develop or market its own products containing CBG or CBN. The Company has also begun synthesizing delta-8 from hemp in its laboratory in Miami, Florida. Delta-8 is a cannabis compound that can cause effects similar to delta-9 THC, the main compound in cannabis that gets users high. It can be extracted from either hemp or marijuana, though all of the Company’s delta-8 products are made with hemp containing no more than 0.3% THC.

III-	Durable Medical Equipment

Through its medical device division, Duramed, Inc. (“Duramed”) and Duramed MI LLC, a Nevada limited liability company fka DuramedNJ, LLC (“Duramed MI”), the Company serves the post-surgery medical patient arena aiming to aid in recovery and pain reduction.

In November 2018, the Company formed Duramed, Inc. to facilitate the manufacture and sale of durable medical equipment (“DME”) incorporating CBD. On January 14, 2019, Duramed entered into a Memorandum of Understanding (the “Sam MOU”) with Sam International (“Sam”) and ZetrOZ Systems LLC (“ZetrOZ” and, collectively with Sam, the “Manufacturers”). Pursuant to the Sam MOU, the Manufacturers granted Duramed the exclusive right to distribute sam® Pro 2.0 (SA271) and sam® Gel Coupling Patches (UB-14-72) within the United States for the Personal Injury Protection/No Fault Market during the term of the Sam MOU. Duramed has agreed to purchase monthly minimums from the Manufacturers at a price per Unit of $2,447. The exclusivity of the Distribution License granted to Duramed under the Sam MOU was dependent upon meeting the monthly minimum, which did not happen. In addition, Duramed was granted the right to distribute sam® Gel Capture Patches (UB-14-24). Duramed will get rebates of 2%-3% based on the volume of products sold by it. We did not meet the monthly minimums as contemplated by the Sam MOU and as such we are currently distributing the aforementioned products on an at-will, non-exclusive basis.

On May 29, 2019, the Company created Duramed MI to execute the same business strategy into the no-fault insurance market in New Jersey that it had developed in New York; however, Duramed MI is not currently operating in NJ and is in the process of moving its operations to Michigan, which have not begun yet.

IV-	Hemp Production, Aggregation, Processing, and Sale

On July 11, 2019, the Company entered into a Joint Venture Agreement (the “JV Agreement”) with NY – SHI, LLC, a New York limited liability company (“NY – SHI”), EWSD I LLC dba SHI Farms, a Delaware limited liability company (“SHI Farms”), Pivt Labs, LLC, a Nevada limited liability company fka NY Hemp Depot LLC (“Pivt”), a wholly-owned subsidiary of CANB. Pursuant to the JV Agreement, NY – SHI and Pivt entered into a joint venture for the purpose of jointly implementing a business model to aggregate and purchase fully-grown, harvested industrial hemp from third-party farmers in the State of New York. The Joint Venture was not formally consummated and has been disbanded, with the parties executing a settlement agreement. Pursuant to the settlement agreement, NY – Shi agreed to return all shares issued to it under the JV Agreement (which return has yet to be processed) but was permitted to keep the cash payment of $500,000.00 made to it by the Company. Before the end of the joint venture NY – SHI’s cultivating license was amended to add Pivt. Pivt currently has no operations but the Company does intend to use it for hemp cultivation in the future, if and when it becomes economically viable to do so.

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On December 4, 2019, the Company entered into a Stock Purchase Agreement (the “GGFI Agreement” with Iconic Brands, Inc., a Nevada corporation (“ICNB”) and Green Grow Farms, Inc., a New York corporation (“GGFI” or “Green Grow” and, collectively with ICNB and the Company, the “Parties”). Pursuant to the terms of the GGFI Agreement, at closing, the Company received 51% equity interest in Green Grow (the “GG Shares”) in exchange for an aggregate of 125,000 (post-split) shares of the Company’s common stock (the “Purchase Shares”). On June 30, 2020 (the “Valuation Date”), a valuation of the Purchase Shares was to be (and was) performed for the purpose of determining whether the Market Price Per Purchase Share (as defined in the GGFI Agreement) on the Valuation Date was less than $1,000,000. In the event that the aggregate Market Price Per Purchase Share on the Valuation Date was less than $1,000,000, the Company was to issue to the ICNB such a number of additional shares (“Additional Purchase Shares”) so that the aggregate value of aggregate shares issued to ICNB for the purchase of the GG Shares (taking into account the Purchase Shares and the Additional Purchase Shares) equaled $1,000,000. For purposes of the valuation, Market Price Per Purchase Share was to be determined based upon the 10-day average VWAP for the 10-day period ending on June 30, 2020. On June 30, 2020, it was determined that ICNB was owed an additional 418,714 shares, which it was issued.

On March 3, 2020, the Company entered into an Agreement (the “Modification Agreement”) with Green Grow, New York Farm Group, Inc., a New York corporation (“NYFG”), Steven Apolant, an individual, and Peter Scalise, an individual, relating to the GGFI Agreement, as amended. Following the closing of the GGFI Agreement, the Company discovered that certain assets of GGFI were valued at less than the amount GGFI had previously represented. In light of the foregoing, pursuant to the Modification Agreement, NYFG agreed to assign to CANB (i) all of the equity interests in GGFI held by NYFG and (ii) 1,000,000 shares of ICNB’s common stock. Each party to the Modification Agreement also agreed to release the other parties thereto from all claims relating to the GGFI Agreement and the transactions contemplated thereby. As a result of the transaction contemplated by the Modification Agreement, the Company now owns 100% of GGFI. On July 29, 2020, ICNB entered into an agreement whereby ICNB agreed to exchange its CANB Shares for CANB’s 1,000,000 ICNB shares.

Through GGFI, the Company grew its own hemp in New York and partnered with third party growers in other states whereby GGFI provided the farmers with seed and training and splits profits with the farmers. GGFI was to supply the Company with all hemp needed for the Company to produce its CBD products, which hemp would be processed by a third party and shipped to the Company’s production facility in Lacey, WA. Notwithstanding the foregoing, currently, it is less expensive to buy CBD isolate than to produce the isolate from hemp grown by the Company. Accordingly, the Company has stopped its Green Grow operations in favor of buying raw products from third parties. If and when it makes economic sense to grow its own hemp again, the Company will resume Green Grow operations.

Competitive Conditions

The CBD and cannabis markets are flooded with competition ranging from mom and pop operations to multi-million-dollar conglomerates, many with longer operating histories, more capital and/or more industry knowledge than the Company. The Company hopes to partner with or engage industry specialists to help set it apart from its numerous competitors. The Company believes that one of those points of differentiation will be its 3rd party independent testing “Certificate of Analysis” conducted on all of the CBD isolate products it purchases and posting of those lab results on its website. The three largest CBD companies known to the Company are Elixinol LLC, a UK based company with $37 million revenue, GW Pharmaceuticals also UK based with $19 million revenue, and Aurora Cannabis based in Canada with just over $19 million revenue. The top USA companies include Medical Marijuana, CV Sciences, Gaia Herbs, and Charlotte’s Web with respective revenues of $59, $48, $45, and $17 million. Worthy of note is that Charlotte’s Web is on the shelf right next to us at Northwell Health.

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Hemp biomass and its derivative products have glutted the US market, benefiting our manufacturing divisions with less expensive product but causing our hemp cultivation and processing division to become financially imprudent until the oversupply issue has resolved. Thus, we have halted operations in such division for the time being but may resume such operations should a sound opportunity present. Although we have contract farm agreements in place to grow and harvest hemp biomass, other raw materials for our finished products have at least three sources of supply in the open market and we have little risk of any ingredient supply at this time.

Intellectual Property

We won the following patents for our WRAPmail technology: US Patent no. 8572275 issued on October 29, 2013. This patent expires in October 2022. On July 20, 2015, WRAPmail filed for a new patent under the title Method, System and Software for Dynamically Extracting Content for integration with Instant Messages, which application is still pending and not being actively pursued by the Company. The above patents relate to the document management and email marketing divisions which are not presently being developed. Due to diminishing revenue from this division, the Company accountant determined to reduce the fair value of these patents to $0.

The Company employs, through its Pure Health Product LLC division, two full time product researchers and developers and technology experts who, on a daily basis, set the quality standards and new product development status and time-line agendas under the direct supervision of the Company’s management team. All finished products are stored for time- quality measurement, and EVERY batch of every product is sent to an independent third-party lab for a Certificate of Analysis (“COA”) of the finished products. These COA’s are both listed on our web site and available via the QR code on every retail package.

The Company has not registered any of its trademarks with the USPTO or any state agency.

Employees

The Company, directly or through its subsidiaries, currently has 23 employees, 21 of which are full-time employees and 2 of which are part-time.

Reports to Security Holders

Our common stock is registered under the Exchange Act and we are required to file current, quarterly and annual reports and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are available to you free of charge at the SEC’s web site at www.sec.gov. We are an electronic filer with the SEC and, as such, our information is available through the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This information may be found at www.sec.gov and posted on our website at www.canbcorp.com.

Government Regulation

The cultivation and sale of hemp and hemp products is federally regulated under the United States Farm Bill. The 2018 Farm Bill removed hemp as a Schedule 1 Substance under the Controlled Substances Act; however, rules and regulations relating to manufacture and sale of CBD and other hemp derivative products under the Farm Bill must still be promulgated and are expected to impact the Company’s operations. As the industry and our product lines expand, it is uncertain what other statutory schemes and agencies will start to regulate our products. The FDA currently still considers the addition of CBD to food products, cosmetics or supplements to be illegal and prohibits the advertisement of CBD products with health claims. The Company must also comply with each state’s laws relating to the sale of hemp-based products, with some states allowing the sale of cannabinoid products, some states limiting to medical purposes and some states banning outright. These regulations may affect, among others, the way the Company manufactures and distributes its products, the way the Company is taxed, the way the Company banks, the location of the Company’s facilities, the content and testing of the Company’s products, and the quality of the Company’s services. The Company has not sought or received approval of any of its products from the FDA or any state agency. Should the Company be sanctioned by the FDA or state agencies, it could materially, negatively impact the Company’s operations and revenue sources.

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We are also subject to general business regulations and laws as well as Federal and state regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet, e-commerce or other online services, and increase the cost of providing online services. These regulations and laws may cover sweepstakes, taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales, use and other taxes, libel and personal privacy apply to the Internet and e-commerce. Unfavorable resolution of these issues may harm our business and results of operations. CBD sales are additionally state regulated for shipping and the Company maintains a current list.

Transfer Agent

We have engaged Transhare Corporation located at 2849 Executive Drive, Suite 200, Clearwater, FL 33762 as our transfer agent.

Bankruptcy, Receivership, Etc.

Not applicable.

Legal Proceedings

On April 28, 2021, the Company was served with a commercial legal action against the Company and certain officers by David Weissberg and Donna Marino, who are investors in the Company (collectively, the “Investors”). The complaint was filed in the Supreme Court of the State of New York, County of Nassau, Index No. 605191/2021. The complaint alleges four causes of action.

The first cause of action alleges that the Company breached Securities Purchase Agreements with the Investors by failing to assist the Investors in getting opinion letters to remove the restrictive legends from their shares, even though the Company made introductions and requests to the Company’s counsel, provided supporting documents for the Investor’s shares, and ultimately the opinion letters could not be rendered because the Investors failed to submit required documentation to counsel.

The second cause of action is similar to the first but related to alleged misrepresentations regarding removing the restrictive legends from shares that were issued for services rather than purchased.

The third cause of action alleges that the Company mislead the Investors to invest $500,000. The final cause of action alleges that officers of the Company made misrepresentations regarding the value of the Company’s stock, which caused David Weissberg to owe more in taxes than he was expecting.

We have consulted with attorneys and believe the Investors’ complaints are without merit, factually inaccurate, and frivolous. We intend to vigorously defend ourselves against the aforementioned legal action and will likely bring counterclaims against the Investors.

Other than above, we are not aware of any pending or threatened legal proceedings in which we are involved.

Reclassification, Merger, Consolidation, Etc.

Not applicable.

Change in Accountant

Dismissal of BMKR, LLP

(i)	On June 29, 2021, the Company dismissed BMKR, LLP (“BMKR”) as the Company’s independent registered public accounting firm.

(ii)	BMKR’s audit reports on the financial statements of the Company for the fiscal years ended December 31, 2020 and 2019 contained no adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope or accounting principles except that such reports included an explanatory paragraph describing the uncertainty of the Company’s ability to continue as a going concern,

(iii)	The dismissal of BMKR was agreed to by the Company’s Board of Directors and Audit Committee.

(iv)	During the fiscal years ended December 31, 2020 and 2019, and through June 29, 2021, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) or reportable events ( as described under Item 304(a)(1)(v) of Regulation S-K) with BMKR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to their satisfaction, would have caused BMKR to make reference to the subject matter of the disagreement in connection with its reports.

(v)	The Company provided BMKR with a copy of the disclosures regarding the dismissal of BMKR and requested in writing that BMKR furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. BMKR’s response is filed as an exhibit to this Offering Statement.

Appointment of BF Borger CPA PC

(i)	Following a careful deliberation and competitive process among various accounting firms, on June 28, 2021, the Company engaged BF Borger CPA PC (“BFB”) as the Company’s independent registered public accounting firm, beginning the fiscal quarter ending June 30, 2021.

(ii)	Prior to retaining BFB, the Company did not consult with BFB regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

Recent Acquisitions

Imbibe Agreement

On February 22, 2021, the Company entered into a material definitive agreement (the “Imbibe Agreement”) with its wholly owned subsidiary, Radical Tactical, LLC (now known as Imbibe Wellness Solutions, LLC) (“Imbibe Wellness”) and Imbibe Health Solutions, LLC, a Delaware limited liability company (“Imbibe Health”), pursuant to which Imbibe Health agreed to sell certain of its assets to Imbibe Wellness. The assets to be purchased (“Imbibe Assets”) include the intellectual property rights, including trademarks, logos, know how, formulations, productions procedures, copyrights, social media accounts, domain names and marketing materials relating to its branded products containing CBD, including a muscle and joint salve, unscented fizzy bath soak, CALM massage oil, Me x 3 Metabolic Energy (energy and dietary supplement), and Muscle, Joints & Back CBD Cryo Gel; inventory; and goodwill. In exchange for the Imbibe Assets, the Company has agreed to pay Imbibe Health Sixty-Five Thousand Dollars ($65,000) in the form of shares of common stock of the Company at a price per share equal to the average price of the common stock of the Company during the ten (10) consecutive trading days immediately preceding the closing.

The transactions contemplated by the Imbibe Agreement have not yet closed. The closing of the purchase and sale of Imbibe Assets shall take place at the offices of Imbibe Wellness, on a date and at a time to be determined, or at such other place, time or date (including by the exchange of facsimile and/or PDF signatures) as may be mutually agreed upon in writing by the parties to the Imbibe Agreement. Imbibe Wellness has agreed to indemnify Imbibe Health for certain breaches of covenants, representations and warranties and for claims relating to the Imbibe Assets following closing. Imbibe Health has agreed to indemnify Imbibe Wellness and the Company for certain breaches of covenants, representations and warranties, claims relating to the Imbibe Assets prior to closing, tax and employment claims relating to Imbibe Health’s business and liabilities of Imbibe Health. The parties have agreed to keep each other’s confidential information confidential. Imbibe Health and its manager have agreed not to engage in activity that would compete with the Imbibe Assets for one year following closing. The Imbibe Agreement otherwise contains standard representations, warranties and covenants common in transactions of this type.

TWS Agreement

On August 12, 2021, the Company and CO Botanicals LLC, a Nevada limited liability company and wholly owned subsidiary of CANB (“COB”) entered into an Equipment Acquisition Agreement (the “TWS Agreement”) with TWS Pharma, LLC, a Wisconsin limited liability company (“TWS Pharma”) and L7 TWS Pharma, LLC, a Wisconsin limited liability company (“L7 TWS” and, collectively with TWS Pharma, “TWS”). Pursuant to the TWS Agreement, COB agreed to purchase certain equipment and inventory from TWS (the “TWS Assets”) for a total purchase price equal to $5,316,774, with $1,250,000 payable via a 12-month promissory note issued by CANB to TWS Pharma with 6% simple interest and monthly payments of $100,000 due per month (the “TWS Note”), and $4,066,774 payable in shares of the Company’s common stock valued at $0.62 per share (the “TWS Shares”); provided, however, that $1,750,000 of the TWS Shares will be withheld in escrow for a period of ninety (90) days from the closing date, which will be deducted from the purchase price should CANB discover any defects or misrepresentations. The first $500,000 of payments of the TWS Note will be secured by 1,000,000 shares of CANB’s common stock to be held in escrow.

It should be noted that $250,000 of the TWS Shares will be issued to third parties to pay the remaining purchase price owed by TWS for purchase of some of the TWS Assets and in settlement of any claims such third parties may have against TWS relating to the TWS Assets. It should also be noted that, due to a scrivener’s error, the TWS Agreement says that TWS is to receive a total of $3,800,000 in TWS Shares directly, but the correct number should be $3,816,774.

TWS agreed to indemnify and hold COB harmless from and against any damages relating to TWS’ breach of any representations or warranties contained in the TWS Agreement, any misrepresentation by TWS in the TWS Agreement, and any liabilities or third party claims relating to TWS or the TWS Assets prior to closing. COB also agreed to indemnify and hold TWS harmless from and against any damages relating to COB’s breach of any representations or warranties contained in the TWS Agreement, any misrepresentation by COB in the TWS Agreement, and any third party claims relating to COB’s ownership of the TWS Assets after closing. The transactions contemplated by the TWS Agreement closed on August 12, 2021.

MCB Agreement

On August 13, 2021 the Company and TN Botanicals LLC, a Nevada limited liability company and wholly owned subsidiary of CANB (“TNB”) entered into an Asset Purchase Agreement (the “MCB Agreement”) with Music City Botanicals, LLC, a Wisconsin limited liability company (“MCB”) pursuant to which TNB agreed to purchase certain equipment, inventory, and intellectual property from MCB (the “MCB Assets”) for a total purchase price equal to $1,394,324, with $498,259 payable in cash and $896,065 payable in shares of the Company’s common stock valued at $0.62 per share.

MCB agreed to indemnify and hold TNB harmless from and against any damages relating to MCB’s breach of any representations or warranties contained in the MCG Agreement, any misrepresentation by MCB in the MCB Agreement, and any liabilities or third party claims relating to MCB or the MCB Assets prior to closing. TNB also agreed to indemnify and hold MCB harmless from and against any damages relating to TNB’s breach of any representations or warranties contained in the MCG Agreement and any misrepresentation by TNB in the MCB Agreement. The transactions contemplated by the MCB Agreement closed on August 13, 2021.

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DESCRIPTION OF PROPERTY

The Company does not currently own any real property. We do however lease office space in Hicksville, New York. The Company’s wholly-owned subsidiary, Pure Health Products, operates its manufacturing facility in the state of Washington.

The lease payments are: Pure Health Products in Lacey WA $2,345 per month, Can B̅ Corp. home office in Hicksville NY $3,917 per month, out of which all subsidiaries other than Botanical Biotech and PHP operate.

Botanical Biotech has taken over a short-term lease where the lab and production facilities are set up for full operation in Miami FL while it scouts for a more suitable location. Once a new lease decision is made, the move, if decided upon, and consequent set-up would take approximately three days to relocate.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

Can B̅ Corp. was originally incorporated as WrapMail, Inc. (“WRAP”) in Florida on October 11, 2005. On May 15, 2017, WRAP changed its name to Canbiola, Inc. On January 16, 2020 Canbiola, Inc. changed its name to Can B̅ Corp.

The Company acquired 100% of the membership interests in Pure Health Products, LLC, a New York limited liability company (“PHP” or “Pure Health Products”) effective December 28, 2018. The Company runs it manufacturing operations through PHP and holds and sells several of its brands through PHP as well. The Company’s durable equipment products, such as sam® units with and without CBD infused pads, are marketed and sold through its wholly-owned subsidiaries, Duramed Inc. (incorporated on November 29, 2018) and Duramed MI LLC (fka DuramedNJ, LLC) (incorporated on May 29, 2019) (collectively, “Duramed”). Duramed began operating on or about February 1, 2019. Most of the Company’s consumer products include hemp derived cannabidiol (“CBD”); however, the Company has just recently begun extracting cannabinol (“CBN”) and cannabigerol (“CBG”) for wholesale to third-parties looking to incorporate such compounds into their products through its wholly owned subsidiary, Botantical Biotech, LLC (incorporated March 10, 2021). Botanical Biotech has also begun synthesizing delta-8 from hemp. Delta-8 can produce similar, though less potent, effects as delta-9 (commonly referred to as THC); however, the legality of hemp derived delta-8 is in a gray area and considered a potential loophole at this point due to the 2018 hemp bill. The Company’s other subsidiaries did not have operations during Q1 2021.

The Company is in the business of promoting health and wellness through its development, manufacture and sale of products containing cannabinoids derived from hemp biomass and the licensing of durable medical devises. Can B̅’s products include oils, creams, moisturizers, isolate, gel caps, spa products, and concentrates and lifestyle products. Can B̅ develops its own line of proprietary products as well seeks synergistic value through acquisitions in the hemp industry. Can B̅ aims to be the premier provider of the highest quality hemp derived products on the market through sourcing the best raw material and offering a variety of products we believe will improve people’s lives in a variety of areas.

The consolidated financial statements include the accounts of CANB and its operational wholly owned subsidiaries.

Results of Operations for Year Ended December 31, 2020 Compared with Year Ended December 31, 2019

Revenues decreased $595,834 from $2,305,503 in 2019 to $1,709,669 in 2020. The decrease was due to the COVID-19 pandemic. Essentially, nationally elective surgeries were curtailed in favor of emergency use of all operating rooms and facilities, which dramatically curtailed the use of our ultrasound device associated with patient recovery. Additionally, distributor and medical office sales of our main-line CBD products such as tinctures and salves, were diminished due to closing and limited access to medical office facilities, again directly tied to the COVID pandemic.

Cost of product sales decreased $320,522 from $598,584 in 2019 to $278,062 in 2020 due to an oversupply of Hemp and CBD biomass in the market.

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Officers and director’s compensation and payroll taxes decreased $561,998 from $2,639,711 in 2019 to $2,077,713 in 2020. The 2020 expense amount ($2,077,713) includes additional stock-based compensation of ($1,589,224) pursuant to their respective employment agreements and related payroll taxes ($33,705). The 2019 expense amount ($2,639,711) includes additional stock-based compensation of ($1,587,060) pursuant to their respective employment agreements and related payroll taxes ($39,962).

Consulting fees decreased $2,236,267 from $3,014,329 in 2019 to $778,062 in 2020. The 2020 expense amount ($778,062) includes stock-based compensation of ($669,956), resulting from stock issued for the service of consultants. The 2019 expense amount ($3,014,329) includes stock-based compensation of ($2,831,232), resulting from stock issued for the service of consultants.

Advertising expense increased $186,481 from $333,441 in 2019 to $519,922 in 2020.

Hosting expense increased $9,747 from $13,034 in 2019 to $22,781 in 2020.

Rent expense decreased $12,178 from $246,968 in 2019 to $234,790 in 2020.

Professional fees increased $245,772 from $287,441 in 2019 to $533,213 in 2020.

Depreciation of property and equipment increased $3,848 from $12,627 in 2019 to $16,475 in 2020.

Amortization of intangible assets increased $516,817 from $142,093 in 2019 to $658,910 in 2020.

Reimbursed expenses decreased $154,867 from $242,585 in 2019 to $87,718 in 2020.

Other operating expenses increased $209,334 from $667,097 in 2019 to $876,431 in 2020. The increase was due largely to higher commission fees, supplies expense and office expense in 2020 compared to 2019.

Net loss decreased $184,249 from $5,900,760 in 2019 to $5,716,511 in 2020. The increase was due to the $1,793,311 decrease in total operating expenses offset by the $1,332,530 increase in other expense – net, the $1,220 increase in provision for income taxes and the $275,312 decrease in gross profit.

Liquidity and Capital Resources Year Ended December 31, 2020 Compared with Year Ended December 31, 2019

At December 31, 2020, the Company had cash and cash equivalents of $457,798 and a working capital of $1,792,668. Cash and cash equivalents increased $411,258 from $46,540 at December 31, 2019 to $457,798 at December 31, 2020. For the year ended December 31, 2020, $2,383,598 was provided by financing activities, $1,947,091 was used in operating activities, and $25,249 was used in investing activities.

The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

We currently have no commitments with any person for any capital expenditures.

We have no off-balance sheet arrangements. It is anticipated that Green Grow will again begin operations later in 2021 as Pure Health Products revenue increases and the need for additional isolate is present. Today, the available oversupply of isolate makes it cheaper to buy quality product at the market than to grow, harvest, and extract from scratch. Duramed, Inc. is beginning to show improvements in office utilization of its ultrasound device as more surgery centers are reopening.

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Results of Operations for Period Ended June 30, 2021

Three months ended June 30, 2021 compared to three months ended June 30, 2020.

Revenues increased $196,682 from $205,084 in 2020 to $401,766 in 2021. The increase was due to the resumption of elective surgeries in 2021 which were temporarily paused through Q2 of 2020 due to the impact of the COVID-19 outbreak . Medical durable equipment utilized in elective surgeries is the Company’s primary medical device revenue. In addition, the increase was related to operations of the Company’s delta-8 synthesizing business which began in March 2021.

Cost of product sales increased $210,567 from $48,045 in 2020 to $258,612 in 2021 due to the increase in sales caused by increase in elective surgeries.

Operating expenses increased $1,452,486 from $1,276,512 in 2020 to $2,728,998 in 2021 as a direct result of professional fees incurred and attributable to the Company’s asset acquisitions and Regulation A offering.

Net loss increased $1,509,064 from $1,230,925 in 2020 to $2,739,989 in 2021. The increase was due to the $1,452,486 increase in total operating expenses coupled by the $13,885 decrease in gross profit.

Six months ended June 30, 2021 compared to six months ended June 30, 2020.

Revenues decreased $66,085 from $774,791 in 2020 to $708,706 in 2021. The decrease was due to the impact of the COVID-19 outbreak through the end of Q1 2021. The Company began to rebound and increase revenues compared to prior periods in Q2 of 2021 due to the resumption and surge of elective surgeries in Q2 2021. In addition, certain distributors lost clients due to business closings which had an additional impact on the Company’s overall revenue activity.

Cost of product sales increased $165,813 from $169,594 in 2020 to $335,407 in 2021 due to increase of inventory pricing in 2021 as well as operations of the Company’s delta-8 synthesizing business which began in March 2021.

Operating expenses increased $1,915,014 from $2,836,663 in 2020 to $4,751,677 in 2021 as a direct result of professional fees incurred and attributable to the Company’s asset acquisitions and Regulation A offering.

Net loss increased $2,554,839 from $2,365,032 in 2020 to $4,919,871 in 2021. The increase was due to the $1,915,014 increase in total operating expenses coupled by the $658,013 increase in interest expense, contrasted by gain on debt extinguishment of $196,899 due to forgiveness of the Company’s PPP loan.

Liquidity and Capital Resources for Period Ended June 30, 2021

At June 30, 2021, the Company had cash and cash equivalents of $1,093,156 and a working capital of $1,040,562 . Cash and cash equivalents increased $635,358 from $457,798 at December 31, 2020 to $1,093,156 at June 30, 2021. For the six months ended June 30, 2021, $4,167,002 was provided by financing activities, $3,187,638 was used in operating activities, and $344,006 was used in investing activities.

The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

We have no off-balance sheet arrangements.

Trend Information

The novel coronavirus disease of 2019 (“COVID-19”) outbreak has affected the Company’s operations as set forth above. The full impact of the COVID-19 outbreak continues to evolve. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the foreseeable future, however, as a direct result of medical offices closure in our primary area of operations, our sales for third quarter are down approximately 60% year over year and quarter over quarter. During the course of the pandemic situation, the Company laid off 80% of its workforce in the CBD business and are just now recovering those operations. Our inventory increased to over $500,000 due to lack of sales, but fortunately, the product shelf life exceeds two years so as sales increase, we expect inventory levels to level off at close to $200,000. Our Duramed division was tasked with 90% of the affiliate doctors ceasing operations for period from 4-8 months and are just now recovering full operations. Presently, our Duramed operations are at 60% of pre-COVID operational level.

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DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Our board of directors is elected annually by our shareholders. The board of directors elects our executive officers annually. Our directors and executive officers as of July 30, 2021 are as follows:

Name	Position	Age	Term of Office
Marco Alfonsi	CEO, Director, Chairman	60	May 14, 2015 – Present
Stanley L. Teeple	CFO, Secretary, Director	72	October 1, 2018 – Present
Philip Scala	Interim COO	69	October 10, 2019 - Present
Pasquale Ferro	President of PHP	60	December 31, 2018 - Present
David Posel	COO of PHP	43	February 12, 2018 - Present
Frederick Alger Boyer Jr.	Independent Director	52	October 10, 2019 - Present
Ronald A. Silver	Independent Director	85	October 10, 2019 - Present
James F. Murphy	Independent Director	73	October 10, 2019 - Present

Marco Alfonsi, CEO and Chairman of the Board of Directors, has been a financial service professional for the past 20 years. Mr. Alfonsi was appointed director and CEO of the Company in or around January 2015. Immediately prior to that, he spent eight years serving as the CEO of Prosperity Systems, Inc. Prosperity specializes in the development and commercialization of cloud based platforms for managing business functions online.

Throughout his career, Mr. Alfonsi was directly and indirectly involved in raising over $100 million dollars for small and medium sized business. Prior to his involvement in the financial services industry, Mr. Alfonsi has owned, operated, financed and sold several businesses. Mr. Alfonsi successfully started and managed two companies (ExecuteDirect.com, an online direct trading company, and Bakers Express of New York, Inc., a bakery business), and held senior management positions with a number of financial institutions, including: Global American Investments, Clark Street Capital and Basic Investors.

Stanley L. Teeple, CFO, Secretary, and Director, was engaged from 2017-2018 with Solis Tek, Inc., now known as Generation Alpha, Inc. (OTCQB:GNAL), a California based publicly traded corporation, as Senior Vice President, Corporate Secretary, and Chief Compliance Officer. Generation Alpha, Inc., a NV corporation, is a developer of lighting and nutrient products, and cultivation and processing for the cannabis industry. Previously, from 2015-2016 Mr. Teeple was Chief Financial Officer and Secretary for Zonzia Media, Inc. (OTC:ZONX), a provider of streaming video and content to cable subscribers and hotel networks throughout the eastern US. From 2008 to 2014 Mr. Teeple was Chief Financial Officer and Secretary of Indigo-Energy, Inc. (OTC:IDGG) a publicly traded company in the oil and gas exploration business. Over the prior three plus decades Mr. Teeple through his turnaround consulting business, Stan Teeple, Inc., has held numerous senior management positions in several public and private companies across a broad spectrum of industries. Additionally, he has operated and worked for various court appointed trustees and principals as CEO, COO, and CFO in the entertainment, pharmaceuticals, food, travel, and tech industries. He operated his consulting business on a project-to-project basis and holds various other directorships. His businesses operational strengths include knowing how to manage and maximize the resources and preserve the integrity of a company from start-up through to maturity and corporate compliance in a regulatory environment.

Phil Scala, Interim Chief Operating Officer, has a 40 year career offering unique expertise in delivering the information needed to make informed decisions, whether in times of crisis or in the course of simply running our business, which is highlighted by his 29 years of service with the Federal Bureau Investigation. Throughout his 29-year career with the FBI, he worked, supervised and lead investigations on nearly every type of federal crime, including securities fraud, white collar crime, money laundering, tax violations, narcotics, racketeering, homicide, violent crime, kidnappings, and public corruptions. Mr. Scala has been the recipient of numerous commendations and awards for outstanding service, notably the FBI Shield of Bravery, as a group commendation, as the SWAT team leader of the Al-Qaeda Bomb Factory Raid, on June 3, 1993.

Mr. Scala was assigned to the Criminal Division of the New York Office. He served in numerous assignments within the Organized crime branch and was sent to the Defense Language Institute in Monterey, California to gain proficiency in the Italian/ Sicilian languages. From 2003-2008, Mr. Scala, developed and implemented the NY Office’s Leadership Development Program, which assisted relief supervisors develop excellence in leadership through mentoring, journalizing, “Best Practice” experiences, and accountability tools. The program was designed to be continuous, progressive, and measurable in assisting the FBI leaders maximize their leadership potential throughout their careers.

Mr. Scala received his Bachelor’s degree and Master of Business Administration in accounting from St. John’s University, he also earned a Master of Arts degree in Psychology from New York University.

Pasquale Ferro (“Pat” to his friends and co-workers), President of Pure Health Products LLC, built Pure Health Products from the ground up inside a vacant warehouse including all mechanical, electrical, environmental, regulatory, and lab-quality specifications. Right out of school Pat began a career in real estate development both on the retail and commercial side of the business. Pat formed a company that would take new or distressed buildings (or anything in-between) and rehab and repair the facilities so they were commercially viable and move-in ready. During the course of this career Pat was often in charge of multiple work crews, union and non-union, for work in demolition, construction, plumbing, electrical, grounds crew and other professionally skilled tradesmen required to complete a building project.

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Pat had his first foray into the manufacturing process in 2015 when he started Pure Health Products, LLC, which he developed into a regional research laboratory, new product development resource, and full-on production facility capable of producing capsules, tinctures, drops, salves, tablets and other products for the supplement and custom label community. Later in 2015, Pat connected with Marco Alfonsi, CEO of the Company, and became the production facility for all of the Company’s CBD based products. In late 2018, Pat sold Pure Health Products to the Company and became the President of that wholly-owned facility which he operates and manages today under a long term employment services agreement.

David Posel, COO of Pure Health Products, LLC, served as the Company’s COO during 2018, when the Company’s operations were limited to its contractual arrangement with Pure Health Products. After the Company acquired PHP directly, Mr. Posel was transitioned to COO of PHP.

Frederick Alger Boyer, Jr., Independent Director, is President & CEO of Advance Care Medical, Inc., a vertically integrated healthcare network that bridges the gap between urgent/family care and the traditional hospital system by creating Comprehensive Care Centers™. Mr. Boyer has over 25 years of Wall Street experience having worked on both the investment side as well as the banking side of the business. Most recently he served as Head of Equities for the New York based investment bank H.C. Wainwright & Co., one of the country’s oldest and most trusted financial institutions, where he had overseen efforts in capital markets, sales, and trading. Prior to that he worked and or supervised teams at Rodman & Renshaw (a brokerage company), Oppenheimer & Co., Inc. (an investment bank and financial services company), Piper Jaffray (an investment bank and institutional securities firm), and Credit Suisse (a financial services company) in New York, San Francisco, and Minneapolis. In his various roles he has advised hundreds of companies in their financing efforts both publicly and privately. Mr. Boyer has numerous securities licenses and is a graduate of the University of California at Berkeley.

Ronald A. Silver, Independent Director, was first elected to the Florida House of Representatives In 1978 and continued his tenure in that body until 1992. While in the Florida House, Silver served in major positions including Majority Whip (1984-1986) and Majority Leader (1986-1988). He also chaired various committees including the Select Committee on Juvenile Justice, Criminal Justice, Ethics and Elections and the subcommittee of Appropriations on General Government. He was then elected to the Florida Senate in 1992 and subsequently re-elected, serving as the Majority (Democratic) leader for the 1994 session. During his last term in the Senate he was designated by both the House and Senate as the Dean of the Legislature recognizing his standing as the longest serving member. His career as a lawmaker has yielded a vast and extensive knowledge of public policy issues and the legislative process, allowing him to be an advocate and servant for his diverse community. Throughout his tenure in the House and Senate, Mr. Silver has been known to tackle tough issues, transcend partisanship and build strong coalitions and in addition served on the Judiciary committee, which heard all condominium issues. As Senator, he served on a variety of committees, and was chairman of both the Appropriations Subcommittee on Health and Human Services and Criminal Justice. His career in the Senate has earned praise from his colleagues, in both the legislature and other branches of government throughout the nation. In 1993 Mr. Silver was elected Chairman of the Southern Legislative Conference (17 Southern States) of the Council of State Governments. Most recently, a new prescription drug plan of Medicare-eligible senior citizens in the State of Florida has been named “Silver Saver” in his honor. Since his retirement from the Senate in 2002, Mr. Silver also functions as President of his own consulting firm (Ron Silver & Associates) and maintains his law practice in Miami Beach, Florida. Mr. Silver is married with two children and three grandchildren.

James F. Murphy, Independent Director, brings more than 40 years of investigative and consulting experience as the Founder and President of Sutton Associates, a global investigative and research firm. From 1980 to 1984, Mr. Murphy was an Assistant Special Agent in Charge with the Federal Bureau of Investigation, responsible for a territory encompassing more than seven million people. His investigative specialties included organized crime, white-collar crime, labor racketeering and political corruption. From 1976 to 1980, Mr. Murphy was assigned to the Office of Planning and Evaluation at FBI headquarters, Washington, D.C. In this capacity, he evaluated and recommended changes in the FBI’s administrative and investigative programs. Since entering the private sector in 1984, Mr. Murphy has advanced the industry by developing systematic and professional protocols for performing due diligence, as well as other investigative services.

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Board Committees

We have established an audit committee, compensation committee, and nominating committee, with one of the independent directors sitting as chair of each committee and the remaining independent directors as the other members. Mr. Ron Silver is Chairman of the Nominating Committee, Mr. James Murphy is Chairman of the Audit Committee, and Mr. Alger Boyer is Chairman of the Compensation Committee.

Family Relationships

There are no familial relationships between any of our officers and directors.

Director or Officer Involvement in Certain Legal Proceedings

Our current directors and executive officers have not at any time in the past five (5) years been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) and no petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any such officers or directors, or any partnership in which they were a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Director Independence

The Company is not currently listed on any national securities exchange that has a requirement that the board of directors be independent. However, in anticipation of a possible exchange up listing, and in an effort toward better Board oversight, the company has engaged three independent Directors making the independent outside directors a majority on the Board of Directors.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees and officers, and the members of our Board of Directors. This Code of Ethics is posted on the Company’s website www.canbiola.com and applies to all executive officers including CEO, CFO and COO.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers and directors for all services rendered in all capacities to us during the previous two fiscal years, as of December 31, 2020.

Executive Summary Compensation Table
Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan comp.	Non-qualified deferred comp. earnings	All other comp.	Total
Marco Alfonsi (1)	2019	$180,000	$0	$0	$0	$0	$0	$0	$180,000
	2020	$112,500	$0	$0	$93,906	$0	$0	$0	$206,406
Stanley L. Teeple(2)	2019	$180,000	$0	$372,667	$117,000	$0	$0	$0	$669,667
	2020	$112,500	$0	$469,301	$93,906	$0	$0	$0	$675,707
Andrew Holtmeyer (3)	2019	$180,000	$0	$105,485	$0	$0	$0	$0	$285,485
	2020	$6,000	0	$211,549	$0	$0	$0	$0	$217,549
David Posel (4)	2019	$60,000	$0	$64,355	$0	$0	$0	$0	$124,355
	2020	$60,000	$0	$64,531	$0	$0	$0	$0	$124,531
Pasquale Ferro (5)	2019	$180,000	$0	$527,425	$0	$0	$0	$0	$707,425
	2020	$112,500	$0	$528,870	$93,906	$0	$0	$0	$735,276
Phil Scala (6)	2019	$7,500	$0	$0	$0	$0	$0	$0	$7,500
	2020	$0	$0	$0	$93,906	$0	$0	$0	$93,906

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(1) Pursuant to an employment agreement entered on or around May 14, 2015, Marco Alfonsi was entitled to receive compensation of $6,000 per month through September 31, 2017 when the contract expired. On or around October 3, 2017, the Company entered into a new employment agreement with Mr. Alfonsi whereby he was entitled to receive $10,000 per month for a period of three years. Mr. Alfonsi also received one share of Series A Preferred Stock upon his execution of the new agreement. In addition, on or around October 4, 2017, the Company authorized the issuance of an additional two shares of Series A Preferred Stock to Mr. Alfonsi in consideration for cancellation of approximately $120,000 of deferred income owed to Mr. Alfonsi. The Company entered into a new employment agreement dated October 21, 2018 Mr. Alfonsi, pursuant to which Mr. Alfonsi agreed to continue to serve as the Company’s Chief Executive Officer (“CEO”) and accept appointment as Chairman of the Board of Directors (“Chairman”) for an initial term of four (4) years. He is entitled to receive $15,000 per month and other compensation under the new agreement. On December 28, 2020, Marco Alfonsi signed a three-year Employment Agreement. Under that agreement, he is to receive a i) base salary of fifteen thousand dollars ($15,000.00) per month, ii) is eligible to receive cash and or stock bonuses, iii) shall receive a stock bonus in accordance with the Company’s Incentive Stock Option Plan (“ISOP”) in an amount of one-hundred thousand dollars ($100,000) per year of the Agreement, iv) 200 shares of the Company’s Series C Preferred stock, and v) usual and customary benefits including expense reimbursement, health and life insurance plan reimbursements and allowances.

(2) Pursuant to an employment agreement entered on or around October 15, 2018, Mr. Teeple serves as the Company’s Chief Financial Officer and Secretary for a term of 4 years. The Agreement also provided for compensation to Mr. Teeple of $15,000 cash per month and the issuance of 1 share of Series A Preferred Stock upon execution of the Agreement. The fair value of the Series A preferred share is $578,000 and has a conversion vesting (but not voting) period of four years. An additional three shares of Series A Preferred Stock were issued in April 2019 per a new employment Agreement. The fair value of the Series A Preferred share issued in April 2019 is $992,250 and has a conversion (but not voting) vesting period of three years. In 2020 and 2019, the amortized portion of Series A preferred shares is $469,301 and $372,667, respectively. On December 28, 2020, Stanley Teeple signed a new three-year Employment Agreement. Under that agreement, he is to receive a i) base salary of fifteen thousand dollars ($15,000.00) per month, ii) is eligible to receive cash and or stock bonuses, iii) shall receive a stock bonus in accordance with the Company’s ISOP in an amount of one-hundred thousand dollars ($100,000) per year of the Agreement, iv) 200 shares of the Company’s Series C Preferred stock, and v) usual and customary benefits including expense reimbursement, health and life insurance plan reimbursements and allowances.

(3) On February 16, 2018, the Company executed an Executive Service Agreement (“Holtmeyer Agreement”) with Andrew W Holtmeyer. The Holtmeyer Agreement provides that Mr. Holtmeyer serves as the Company’s Executive Vice President Business for a term of 3 years. The Holtmeyer Agreement also provides for compensation to Mr. Holtmeyer of $10,000 cash per month and the issuance of 3, 2 and 1 share of Series A Preferred Stock at the beginning of each year. On December 29, 2018, this Holtmeyer Agreement was terminated due to the execution of a new Holtmeyer Employment Agreement with Andrew W Holtmeyer. The Holtmeyer Employment Agreement provides that Mr. Holtmeyer serves as the Company’s Executive Vice President Business for a term of 4 years. The Holtmeyer Employment Agreement also provides for compensation to Mr. Holtmeyer of $15,000 cash per month and the issuance of 245,789 shares of common stock upon signing of the agreement. In 2018, the Company issued 5 shares of Series A Preferred Shares. April 1, 2020 Mr. Holtmeyer’s Employment Agreement was terminated in favor of a variable rate Commission Agreement with the Company.

(4) On February 12, 2018, the Company executed an Executive Service Agreement (“Posel Agreement”) with David Posel. The Posel Agreement provides that Mr. Posel serves as the Company’s Chief Operating Officer for a term of 4 years. The Posel Agreement also provides for compensation to Mr. Posel of $5,000 cash per month and the issuance of 1 share of Series A Preferred Stock at the inception of the Posel Agreement. In the fourth quarter, this Posel Agreement was terminated due to the execution of a new Posel Employment Agreement between Pure Health Products, LLC and David Posel. The fair value of the Series A Preferred Stock is $373,000 and has a conversion (but not voting) vesting period of four years. In 2020 and 2019, the amortized portion of Series A Preferred Stock related to Mr. Posel’s service as an executive is $64,531 and $64,355, respectively.

(5) On December 28, 2018, the Company executed an Executive Service Agreement (“Ferro Agreement”) with Pasquale Ferro. The Ferro Agreement provides that Mr. Ferro serves as the President of Pure Health Products, LLC for a term of 4 years. The Ferro Agreement also provides for compensation to Mr. Ferro of $15,000 cash per month and the issuance of 5 shares of Series A Preferred Stock upon execution of the Ferro Agreement. The fair value of the Series A preferred shares is $2,109,700 and has a conversion (but not voting) vesting period of four years. In 2019, the amortized portion of Series A preferred stock is $527,425. On December 28, 2020, Pasquale Ferro signed a three-year Employment Agreement. Under that agreement, he is to receive a i) base salary of fifteen thousand dollars ($15,000.00) per month, ii) is eligible to receive cash and or stock bonuses, iii) shall receive a stock bonus in accordance with the Company’s ISOP in an amount of one-hundred thousand dollars ($100,000) per year of the Agreement, iv) 200 shares of the Company’s Series C Preferred stock, and v) usual and customary benefits including expense reimbursement, health and life insurance plan reimbursements and allowances.

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(6) On October 11, 2019, the Company executed an Executive Service Agreement (“Scala Agreement”) with Phil Scala. The Scala Agreement provides that Mr. Scala serves as the Interim Chief Operating Officer for a term of 90 days. The Scala Agreement also provides for compensation to Mr. Scala of $2,500 cash per month. On January 1, 2020, Scala and the Company extended the engagement until March 31, 2020. On December 28, 2020, Phil Scala signed a three-year Employment Agreement. Under that agreement, he is to receive a i) base salary of fifty-two thousand dollars per year, ii) is eligible to receive cash and or stock bonuses, iii) shall receive a stock bonus in accordance with the Company’s ISOP in an amount of one-hundred thousand dollars ($100,000), iv) 20 shares of the Company’s Series C Preferred stock, and v) usual and customary benefits including expense reimbursement, health and life insurance plan reimbursements and allowances.

As of 12-31-2020, there were Incentive Stock Option Awards issued to Marco Alfonsi, Pasquale Ferro, Stanley Teeple, and Phil Scala in the amount of $100,000 each. The Options were issued 12/29/2020 under the ISO Plan, at a strike price of $.361 per share for 277,008 shares for each of the 4 persons named.

The table below summarizes all compensation awarded to, earned by, or paid to our non-interested directors for all services rendered in all capacities to us during the previous two fiscal years, as of December 31, 2020.

Non-Interested Director Summary Compensation Table
Name and principal position	Year	Fees Earned or Paid in Cash	Stock awards(1)	Option awards (2)	Non-equity incentive plan comp.	Non-qualified deferred comp. earnings	All other com.	Total
Frederick A. Boyer	2019	$0	$0	$63,000	$0	$0	$0	$63,000
Director	2020	$0	$8,870	$0	$0	$0	$0	$8,870
Ronald Silver	2019	$0	$0	$63,000	$0	$0	$0	$63,000
Director	2020	$0	$4,650	$5,625	$0	$0	$0	$10,275
James F. Murphy	2019	$0	$0	$63,000	$0	$0	$0	$63,000
Director	2020	$0	$8,870	$0	$0	$0	$0	$8,870
Directors as a group	2019	$0	$0	$189,000	$0	$0	$0	$189,000
(5 persons)(3)	2020	$0	$22,390	$5,625	$0	$0	$0	$28,015

(1)	In September of 2020, both Boyer and Murphy were issued 10,000 common shares each and in December 2020 both Boyer and Murphy were issued an additional 10,000 common shares each. Director Silver was issued 10,000 shares in September 2020.

(2)

As of December 31, 2020, Directors Boyer, Silver and Murphy each owned 10,000 options to exercise and purchase stock at $.30 at any time until 2023. In 2020, Mr. Silver was issued 12,500 vested options to exercise and purchase common stock at $.50 at any time until 2025.

(3)	The compensation earned by Messrs. Alfonsi and Teeple for their services rendered as officers of the Company is not included in the above calculations.

No director has received cash compensation for their directorship. We have a compensation committee and compensation for our directors and officers is determined by our compensation committee.

We reimburse non-employee directors for actual out-of-pocket costs incurred to attend board meetings. No additional compensation is paid for attendance in person or by telephone at board meetings.

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On or around July 28, 2020, shareholders holding a majority of the Company’s voting stock approved an incentive stock plan titled the Can B̅ Corp. 2020 Incentive Stock Option Plan (the “Plan”). The Plan will be administered by the Board of Directors, or, in the Board’s sole discretion, our compensation committee. Notwithstanding the foregoing, the compensation committee or the Board of Directors, as applicable, may delegate administration of the Plan to a committee or committees of one or more members of the Board of Directors. Unless otherwise noted or unless the context otherwise requires, the term “Committee” refers to the applicable person or persons managing the Plan. Subject to adjustment from time to time as provided in the Plan, a maximum of two thousand (2,000) shares of Preferred Stock and ten million (15,000,000) shares of Common Stock shall be available for issuance under the Plan.

The Committee may grant awards under the Plan (“Awards”) in the form of Options, Stock Appreciation Rights, shares of the Company’s common stock (“Common Stock”), shares of the Company’s Series C Preferred Stock (“Series C Stock”), cash-based awards or other incentive payable in cash or property, or a combination of the foregoing, as may be designated by the Committee from time to time. An Award may be granted to any employee, officer or director of the Company or any of its subsidiaries (each, a “Related Company”) whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities. There are currently no specific performance goals or other criteria pursuant to which Awards may be granted under the Plan. No named executive officer has unexercised outstanding awards under the Plan.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the ownership, as of July 30, 2021, of our common stock by each person known by us to be the beneficial owner of more than 10% of any class of our outstanding voting stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

As of July 30, 2021, there are 17,324,258 shares of common stock outstanding, 20 shares of Series A preferred stock issued and outstanding, which in aggregate are convertible into approximately 666,667 shares of common stock at any time and represent 1,333,333 votes, and 1,950 Series D preferred stock issued and outstanding, which in aggregate represent 19,500,000 votes and are non-convertible. There is a total of approximately 38,157,591 votes eligible to be cast in any Company vote as of July 30, 2021.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Except as otherwise indicated and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Unless stated otherwise, the business address for these shareholders is 960 South Broadway, Suite 120, Hicksville, NY 11801.

Name	Title	Number of Common Shares	% of Common Shares	Number of Series A Preferred Shares	% of Series A Preferred Shares	Number of Series D Preferred Shares	% of Series D Preferred Shares	% of Eligible Votes	Number of Warrants currently exercisable or exercisable in the next 60 days
Marco Alfonsi [1]	CEO, Director	1,447,998	8.36%	5	25%	600	30.77%	20.39%	277,008
Stanley L. Teeple [2]	CFO, Director	1,253,861	7.24%	4	20%	600	30.77%	19.71%	287,008
David Posel [3]	COO, Pure Health Products	0	0.00%	1	5%	0	0%	0.17%	0
Pasquale Ferro [4]	President, Pure Health Products	1,354,602	7.82%	5	25%	600	30.77%	20.15%	277,008
Phil Scala [5]	Interim COO	2,816	0.02%	0	0%	150	7.69%	3.94%	277,008
Frederick A. Boyer [6]	Director	20,000	0.11%	0	0%	0	0%	0.05%	10,000
Ronald Silver [6]	Director	16,668	0.10%	0	0%	0	0%	0.04%	22,500
James F. Murphy [6]	Director	20,000	0.11%	0	0%	0	0%	0.05%	10,000
All officers and directors as a group [8 persons]		4,115,945	23.76%	15	75%	1,950	100%	64.51%	1,160,532
Andrew Holtmeyer [7]	VP of Business Development	3,695	0.02	5	25%	0	0%	0.88%	0

(1)	As of July 30, 2021 Marco, Alfonsi owns approximately 1,447,996 shares of common stock, 5 shares of Series A preferred stock, which are convertible into approximately 166,667 shares and equal 333,334 votes, and 600 shares of Series D preferred stock, which represent 6,000,000 votes. Prior to October 29, 2015, Mr. Alfonsi owned 270,000 shares of the Company’s common stock, at which time it was agreed that he would retire 166,666 shares of common stock for 5 shares of Series A Preferred Stock. Mr. Alfonsi owns 277,008 options to exercise and purchase stock at $0.361 at any time until 2025. In addition to the listed shares, five adult members of Mr. Alfonsi’s family hold an aggregate of 42,343 shares of common stock, which shares have not been included in the above calculations.

(2)	As of July 30, 2021, Stanley L. Teeple owns approximately 1,253,269 shares of common stock, 4 shares of Series A preferred stock, which are convertible into approximately 133,334 shares and equal 266,667 votes, and 600 shares of Series D preferred stock, which represent 6,000,000 votes. Mr. Teeple owns 10,000 options to exercise and purchase stock at $0.001 at any time until October 2023 and 277,008 options to exercise and purchase stock at $0.361 at any time until 2025.

(3)	As of July 30, 2021, David Posel owns 0 shares of common stock and 1 shares of Series A preferred stock, which is convertible into 33,334 shares and equals 66,666 votes.

(4)	As of July 30, 2021, Pasquale Ferro owns 69,119 shares of common stock jointly with his wife, approximately 1,285,483 shares of common stock individually, 5 shares of Series A preferred stock, which are convertible into approximately 166,667 shares and equal 333,334 votes, and 600 shares of Series D preferred stock, which represent 6,000,000 votes. Mr. Ferro owns 277,008 options to exercise and purchase stock at $0.361 at any time until 2025.

33

(5)	As of July 30, 2021, Phil Scala owns approximately 2,816 shares of common stock and 150 shares of Series D preferred stock, which represent 1,500,000 votes. Mr. Scala owns 277,008 options to exercise and purchase stock at $0.361 at any time until 2025.

(6)	As of July 30, 2021, Directors Boyer, Silver and Murphy each owned 10,000 options to exercise and purchase stock at $0.30 at any time until 2023. Mr. Silver owned 12,500 options to exercise and purchase stock at $0.50 at any time until 2025. As of July 30, 2021, directors Boyer and Murphy each held 20,000 common shares and director Silver held 16,668 shares of common stock.

(7)	As of July 30, 2021, Andrew Holtmeyer owns approximately 3,695 shares of common stock and 5 shares of Series A preferred stock, which are convertible into approximately 166,667 shares and equal 333,334 votes.

The above table is based upon information derived from our stock records. Except as otherwise indicated herein and under applicable community property laws, we believe that the beneficial owners of our common stock listed above have sole voting and investment power with respect to the shares shown.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described herein (or within the section entitled Executive Compensation of this prospectus), none of the following parties (each a “Related Party”) has, in our fiscal years ended 2017 and 2018, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;
●	any nominee for election as a director;
●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or
●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

LI Accounting Associates, LLC (“LIA”), an entity controlled by a relative of the Managing Member PHP, is a vendor of Can B̅ Corp. At December 31, 2020, the Company did not have an account payable due to LIA. For the twelve months ended December 31, 2020, the Company had expenses to LIA of $64,400.

Pasquale Ferro, President of Pure Health Products LLC, manages the R&D and manufacturing of the Company products sold via other subsidiary companies. Mr. Ferro is also a substantial shareholder of the Company but receives no direct compensation from Can B, Corp. other than outlined in his Employment Agreement.

During the twelve months ended December 31, 2020, we had products and service sales to related parties totaling $0.

SECURITIES BEING OFFERED

The following description is a summary of the material rights of shareholders. Shareholder rights are dictated via the Company’s Articles of Incorporation and Bylaws. Each of the foregoing documents has been filed as an exhibit to this prospectus.

Common Stock

We are authorized to issue 1,500,000,000 shares of common stock, Nil par value per share. As of July 30, 2021, there were approximately 17,324,258 shares of common stock issued and outstanding, held by approximately 205 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent (50%) of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. Shareholders may take action by written consent.

34

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends to common shareholders since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, including 20 shares of Series A Preferred Stock, 500,000 shares of Series B Preferred Stock, 2,000 shares of Series C Convertible Preferred Stock, and 4,000 shares of Series D Preferred Stock. As of July 30, 2021, there were 20 shares of Series A Preferred Stock and no shares of Series B Preferred Stock or Series C Convertible Preferred Stock issued and outstanding.

On or around July 28, 2020, shareholders holding a majority of the Company’s voting stock approved an amendment to the certificate of designation for the Series A Preferred Shares. Once the amendment is filed, the Series A Preferred Shares will have the following rights and privileges: All Series A Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. In the event of the liquidation or winding up of the Company, whether voluntary or involuntary, each holder of Series A Preferred stock may elect (i) to receive, in preference to the holders of Common Stock, a one-time liquidation preference on a per-share amount equal to the per-share value of such Series A Shares on the applicable issuance date, as recorded in the Company’s financial records, or (ii) to participate pari passu with the Common Stock on an as-converted basis. The holders of Series A preferred Shares shall be entitled to receive such dividends paid and distributions made to the holders of shares of common stock to the same extent as if such holders had converted each preferred share held by each of them into shares of common stock. Each share of Series A Preferred Stock is entitled to 66,667 votes and may be converted into 33,334 shares of common stock. Par value for the Series A Preferred Shares will be $0.001.

Series B Preferred Stock ranks senior to all other stock of the Company. Series B holders are entitled to quarterly dividends in cash or shares of common stock. Series B stock is convertible into shares of common stock and the certificate of designation for the Series B Preferred Stock contains anti-dilution and penalty provisions relating to the conversion into common stock. For a complete description of the rights and privileges of Series B Preferred Stock, refer to the certificate of designation included herewith in Exhibit 3.1, which investors should carefully review. There are no outstanding shares of Series B Preferred Stock and the Company does not intend to issue any additional shares at this time.

Series C Convertible Preferred Stock ranks senior to all shares of Common Stock of the Company with respect to the preferences as to distributions of dividends and ranks pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. The holders of Series C preferred Shares shall be entitled to receive such dividends paid and distributions made to the holders of shares of common stock to the same extent as if such holders had converted each preferred share held by each of them into shares of common stock. Par value for the Series A Preferred Shares will be $0.001. Each share of Series C Convertible Preferred Stock is entitled to 25,000 votes and may be converted into 25,000 shares of Common Stock. No shares of Series C Preferred Stock are outstanding, but it is intended that such stock will be issued under the Company’s incentive Plan and otherwise as compensation for certain service providers, including officers and directors of the Company.

All Series D Preferred Stock shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. Each Series D Preferred share shall have voting rights equal to 10,000 shares of Common Stock, adjustable at any recapitalization of the Company’s stock. In the event of a liquidation event, whether voluntary or involuntary, each holder shall have a liquidation preference on a per-share amount equal to the par value of such holder’s Series D Preferred shares. The holders shall not be entitled to receive distributions made or dividends paid to the Company’s other stockholders. Except as otherwise required by law, for as long as any Series D Preferred shares remain outstanding, the Company shall have the option to redeem any outstanding share of Series D Preferred shares at any time for a purchase price of par value per share of Series D Preferred shares (“Price per Share”). Should the Company desire to purchase Series D Preferred shares, the Company shall provide the Holder with written notice and a check or cash in an amount equal to the number of shares of Series D Preferred shares being purchased multiplied by the Price per Share. The shares of Series D Preferred shares so purchased shall be deemed automatically cancelled and the Holder shall return the certificates for such share to the Corporation. Each share of Series D Preferred Stock has a par value of $0.001. On or around March 27, 2021, the Company issued Mr. Alfonsi, Mr. Ferro, and Mr. Teeple Series D Preferred Stock in the amount of 600 shares each and to COO Philip Scala in the amount of 150 shares, collectively representing 19,500,000 voting shares.

35

FINANCIAL STATEMENTS

CAN B̅ CORP. AND SUBSIDIARY

F-1

BMKR, LLP
Certified Public Accountants
T 631-293-5000
1200 Veterans Memorial Hwy., Suite 350	F 631-234-4272
Hauppauge, New York 11788	www.bmkr.com

Thomas G. Kober CPA	Brian Mayhew, CPA	Charles W. Blanchfield CPA (Retired)
Alfred M. Rizzo CPA	Moises Sa, CPA	Bruce A. Meyer CPA (Retired)
Joseph Mortimer CPA	Matthew Papadopoulos, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Can B Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Can B Corp. (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-2

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $5,851,512 during the year ended December 31, 2020 and as of that date, had an accumulated deficit of 30,521,025. Due to recurring losses from operations and the accumulated deficit the Company has stated that substantial doubt exists about the Company’s ability to continue as a going concern.

Management’s evaluation of the events and conditions and management’s plans regarding these matters are discussed in note 2 The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Critical Audit Matters

Critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statements and (2) involve especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit maters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of common stock and stock options issued for compensation or services

As discussed in note 10 to the financial statement, the Company issued $1,988,256 of common stock in 2020 to compensate employees, pay for services or acquire assets. The value of the shares issued is subjective because a discount is applied due to a lack of marketability. The stock issued is restricted for six months due to rule 144.The value of the stock issued is pervasive throughout the financial statement for both 2020 and 2019.

We identified the evaluation of the sufficiency of audit evidence over the value of the common stock and options issued as a critical audit matter.

The procedures we performed to address this critical audit matter included evaluating the appropriateness of the methodology used to compute the discount and verifying the data inputs.

Accounting for and valuation of asset purchases

The Company has made acquisitions and or entered into agreements to acquire intellectual property, hemp processing agreements or other business arrangements that require complex judgements as to the proper accounting principle, valuation and the appropriate amortization period. The Company has treated these transactions as asset acquisitions, see note 7.

We identified the assessment of the asset acquisition value and whether the transaction should be accounted for as an asset or business acquisition as a critical audit matter.

The procedures performed to address the mater included; obtaining and reviewing to legal documents for each transaction, examining the support for the consideration paid to ensure proper valuation and evaluating estimated useful life. We also evaluated if the assets acquired constitute a business as defined by generally accepted accounting principles.

F-3

Revenue recognition for durable medical equipment

The revenue recognition related to durable medical equipment is particularly challenging because of the slow pace of collections and the challenging nature of medical billing and state regulation. In addition, the fact that the DuraMed subsidiary is a new business with a new product operating in the current corona virus adds to the challenging nature.

We identified the Company’s revenue recognition policy for durable medical equipment and the sufficiency of audit evidence as a critical accounting matter.

The procedures performed to address the matter included; testing the billing during the year, confirming the billing during the year and accounts receivable at year end with the third party biller, examining subsequent cash collections and inquiry of the Company’s outside attorney that is a specialist in this area.

Convertible debt

The Company issued $ 2,800,000 of convertible debt during the year. The accounting for convertible debt is complex due to the various accounting treatments possible based on the terms of the agreement.

We identified the Company’s accounting for convertible debt and the valuation of related warrants as a critical audit matter.

The procedures performed to address this matter included: reviewing the agreements, confirming significant terms with the lender and assessing the valuation method used to determine the value of the warrants, recalculating those values.

/s/ BMKR, LLP

BMKR,LLP

We have served as the Company’s auditor since 2014. Hauppauge, NY 11788

April 12, 2021

Member American Institute of Certified Public Accountants

Member Public Company Accounting Oversight Board

F-4

Can B̅ Corp. and Subsidiary

Consolidated Balance Sheets

	Year Ended December 31,
	2020	2019 (Restated)
Assets
Current assets:
Cash and cash equivalents	$457,798	$46,540
Accounts receivable, less allowance for doubtful accounts of $485,848 and $0, respectively	2,003,064	1,251,609
Inventory	344,954	784,497
Note Receivable	2,898	24,268
Prepaid expenses - current	1,209,126	1,279,901
Total current assets	4,017,840	3,386,815

Property and equipment, at cost less accumulated depreciation of $239,650 and $116,555, respectively	994,979	1,075,242

Other assets:
Deposit - noncurrent	21,287	21,287
Prepaid expenses - noncurrent	7,405	1,179,929
Other receivable – noncurrent	12,910	58,206
Intangible assets, net of accumulated amortization of $236,431 and $202,521, respectively	523,009	1,339,907
Goodwill	55,849	55,849
Right-of-Use Asset, net of amortization of $45,086 and $6,280, respectively	58,174	96,980
Total other assets	678,634	2,752,158

Total assets	$5,691,453	$7,214,215

Liabilities and Stockholders’ Deficiency
Current liabilities:
Accounts payable	$153,640	$226,467
Accrued officers’ compensation	147,133	144,363
Other accrued expenses payable	53,362	61,557
Notes and loans payable	1,827,531	35,000
Current portion of lease liability	43,506	38,281
Total current liabilities	2,225,172	505,668

Long-term liabilities
Non-current portion of lease liability	15,492	58,998
Notes and loans payable	194,940	-
Total long-term liabilities	210,432	58,998

Total liabilities	2,435,604	564,666

Commitments and contingencies (Notes 14)

Stockholders’ equity:
Preferred stock, authorized 5,000,000 shares:
Series A Preferred stock, no par value: authorized 20 shares, issued and outstanding 20, respectively	5,539,174	5,539,174
Series B Preferred stock, $0.001 par value: authorized 500,000 shares, issued and outstanding 0, respectively	-	-
Common stock, no par value; authorized 1,500,000,000 shares, issued and outstanding 5,544,590 and 2,680,937 shares, respectively	26,111,978	24,323,712
Treasury stock	(572,678)	-
Additional Paid-in capital	872,976	872,976
Additional Paid-in capital – Stock Options (Note 11)	962,323	583,200
Additional Paid-in capital – Warrants	728,100	-
Accumulated deficit	(30,386,024)	(24,669,513)
Total stockholders’ equity	3,255,849	6,649,549

Total liabilities and stockholders’ equity	$5,691,453	$7,214,215

See notes to consolidated financial statements.

F-5

Can B̅ Corp. and Subsidiary

Consolidated Statements of Operations and Comprehensive Loss

Years Ended December 31, 2020 and 2019

	2020	2019 (Restated)
Revenues
Product Sales	$1,708,419	$2,304,303
Service Revenue	1,250	1,200
Total Revenues	1,709,669	2,305,503
Cost of product sales	278,062	598,584
Gross Profit	1,431,607	1,706,919

Operating costs and expenses:

Officers and director’s compensation (including stock-based Compensation of $1,589,224 and $1,587,060, respectively	2,077,713	2,639,711
Consulting fees (including stock-based compensation of 669,956 and 2,831,232, respectively)	778,062	3,014,329
Advertising expense	519,922	333,441
Hosting expense	22,781	13,034
Rent expense	234,790	246,968
Professional fees	533,213	287,441
Depreciation of property and equipment	16,475	12,627
Amortization of intangible assets	658,910	142,093
Reimbursed Expenses	87,718	242,585
Other	876,431	667,097

Total operating expenses	5,806,015	7,599,326

Loss from operations	(4,374,408)	(5,892,407)

Other income (expense):
Gain (loss) on disposal of assets - net	(374,116)	-
Loss on investment	(40,000)
EIDL Grant	10,000	-
Interest income (forfeited) - net	(3,068)	2,524
Interest expense (including amortization finance cost of $725,287 and $0, respectively	(931,615)	(8,793)

Other income (expense) - net	(1,338,799)	(6,269)

Loss before provision for income taxes	(5,713,207)	(5,898,676)

Provision for income taxes	3,304	2,084

Loss and comprehensive loss	(5,716,511)	(5,900,760)

Net loss per common share - basic	(1.62)	(2.87)
Net loss per common share - diluted	(1.36)	(2.20)

Weighted average common shares outstanding –
Basic	3,534,739	2,058,525
Diluted	4,201,419	2,687,383

See notes to consolidated financial statements.

F-6

Can B̅ Corp. and Subsidiary

Consolidated Statements of Stockholders’ Deficiency

Years Ended December 31, 2019 (Restated) and 2020

	Preferred Stock A, no par value		Preferred Stock B, $0.001 par value		Preferred Stock C, $0.001 par value		Common Stock, no par value		Treasury Stock		Additional Paid-in Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2018	18	$4,557,424	499,958	$479	-	$-	1,468,554	$16,624,557	-	$-	$1,075,176	$(18,768,753)	$3,488,883

Issuance of Series A Preferred stock pursuant to employment agreement	3	992,250											992,250

Issuance of common stock for retirement of Series A Preferred Stock	(1)	(10,500)					33,333	10,500					-

Issuance of common stock for retirement of Series B Preferred Stock			(499,958)	(479)			250,131	479					-

Sale of common stock in Q1 Q2 & Q3 2019							379,555	3,296,700					3,296,700

Issuance of common stock in 2019 for acquisition of technology							68,580	932,000					932,000

Issuance of common stock in 2019 for acquisition of inventory							125,000	487,500					487,500

Issuance of common stock in 2019 for satisfaction of accrued salaries							2,227	33,153					33,153

Issuance of common stock in 2019 for compensation and services rendered							353,557	2,938,823					2,938,823

Stock options											381,111		381,111

Net loss												(5,900,760)	(5,900,760)

Balance, December 31, 2019	20	$5,539,174	-	$-	-	$-	2,680,937	$24,323,712	-	$-	$1,456,176	$(24,669,513)	$6,649,549

Issuance of common stock in 2020 for services rendered							941,199	584,338					584,338

Issuance of common stock in 2020 for 300:1 reverse stock split rounding							2,460	-					-

Issuance of common stock in 2020 pursuant to First Fire note agreement							313,032	357,030					357,030

Issuance of common stock in 2020 pursuant to Labrys Fund Equities note agreement							142,545	80,182					80,182

Issuance of common stock in 2020 pursuant to Eagle Equities note agreement							20,000	8,745					8,745

Issuance of common stock in 2020 pursuant to Arena note agreement							409,417	129,580					129,580

Issuance of common stock in 2020 for acquisition of intangible assets							285,000	217,012					217,012

Issuance of common stock in 2020 for compensation							30,000	41,625					41,625

Issuance of common stock in 2020 for interest							185,000	77,775					77,775

Issuance of common stock in 2020 for inventory							478,715	491,979					491,979

Treasury stock acquired in 2020							(543,715)	-	543,715	(560,000)			(560,000)

Sale of common stock in 2020							600,000	300,000					300,000

Shi Farms shares								(500,000)		(12,678)			(512,678)

Stock options											379,123		379,123

Warrants											728,100		728,100

Net Loss												(5,716,511)	(5,716,511)

Balance, December 31, 2020	20	$5,539,174	-	$-	-	$-	5,544,590	$26,111,978	543,715	$(572,678)	$2,563,399	$(30,386,024)	$3,255,849

See notes to consolidated financial statements.

F-7

Can B̅ Corp. and Subsidiary

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2020	2019 Restated
Operating Activities:
Net loss	$(5,716,511)	$(5,900,760)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation, net of prepaid stock- based consulting fees	2,259,180	4,397,478
Stock-based interest expense	451,680	-
Gain (loss) on disposal of asset - net	(147,863)	-
Depreciation of property and equipment	124,388	89,779
Amortization of intangible assets	658,910	142,093
Amortization of debt discounts	273,607	-
Bad debt expense	270,919	253,483
Changes in operating assets and liabilities:
Accounts receivable	(1,022,374)	(1,465,920)
Inventory	931,523	(209,893)
Prepaid expenses	(10,797)	(4,760)
Security deposit	-	27,439
Other receivable	57,974	(58,206)
Right-of-use asset	525	299
Accounts payable	(72,827)	153,408
Accrued officer’s compensation	2,770	144,363
Other accrued expenses payable	(8,195)	17,777

Net cash used in operating activities	(1,947,091)	(2,413,420)

Investing Activities:

Note receivable	21,370	(4,879)
Fixed assets additions	(50,219)	(1,105,403)
Proceeds from disposal of asset	3,600	-
Intangible assets additions	-	(550,000)

Net cash used in investing activities	(25,249)	(1,660,282)

Financing Activities:
Proceeds received from notes and loans payable	4,521,618	35,000
Repayments of notes and loans payable	(1,359,900)	(19,205)
Note payable finance cost	(518,120)	-
Proceeds from sale of common stock	300,000	3,296,700
Acquisition of treasury stock	(560,000)	-

Net cash provided by financing activities	2,383,598	3,312,495

Increase (Decrease) in cash and cash equivalents	411,258	(761,207)

Cash and cash equivalents, beginning of period	46,540	807,747

Cash and cash equivalents, end of period	$457,798	$46,540

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid	$3,304	$2,084
Interest paid	$206,328	$8,793

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock in acquisition of inventory	$491,980	$487,500

Issuance of common stock in acquisition of intangible assets	$217,011	$404,345

Amortization of prepaid issuance of common Stock for services rendered	$1,254,096	$121,000

Issuance of common stock in acquisition of note payable (commitment shares)	$929,734	$-

Issuance of common stock in acquisition of note payable (interest expense)	$451,680	$-

Issuance of common stock in satisfaction of officer’s compensation	$-	$47,563

Issuance of common stock in conversion of Series A Preferred Stock	$-	$10,500

Issuance of common stock in retirement of Series B Preferred Stock	$-	$479

See notes to consolidated financial statements.

F-8

Can B̅ Corp. and Subsidiary

Notes to Consolidated Financial Statements

Year Ended December 31, 2020 and 2019

NOTE 1 – Organization and Description of Business

Can B̅ Corp. was originally incorporated as WrapMail, Inc. (“WRAP”) in Florida on October 11, 2005. Effective January 5, 2015, WRAP acquired 100% ownership of Prosperity Systems, Inc. (“Prosperity”), a New York corporation incorporated on April 2, 2008. The Company is in the process of dissolving Prosperity. The Company acquired 100% of the membership interests in Pure Health Products, LLC, a New York limited liability company (“PHP” or “Pure Health Products”) effective December 28, 2018. The Company’s durable equipment products, such as sam® units with and without CBD infused pads, are marketed and sold through its wholly-owned subsidiaries, Duramed Inc. (incorporated on November 29, 2018) and Duramed MI LLC fka DuramedNJ, LLC(incorporated on May 29, 2019) (collectively, “Duramed”). Duramed began operating on or about February1, 2019. The Company’s hemp farming business is run through Green Grow Farms, Inc. (“Green Grow Farms”), which was acquired in August, 2019. The Company’s other subsidiary companies did not have operations in 2020.

Effective December 27, 2010, WRAP effected a 10-for-1 forward stock split of its common stock. Effective June 4, 2013, WRAP effected a 1-for-10 reverse stock split of its common stock. Effective March 6, 2020 Can B̅ Corp effected a 300:1 reverse stock split of its common stock.

On May 15, 2017, WRAP changed its name to Canbiola, Inc. On January 16, 2020 Canbiola, Inc. changed its name to Can B̅ Corp. (the “Company”, “we”, “us”, “our”, “CANB”, “Can B̅” or “Registrant”).

Can B̅ specializes in the production and sale of a variety of hemp-derived cannabidiol (“CBD”) products such as oils, creams, moisturizers, isolate, gel caps, spa products, and concentrates and non-hemp lifestyle products. Can B̅ is developing its own line of proprietary products as well as seeking synergistic value through acquisitions in the hemp industry. Can B̅ aims to be the premier provider of the highest quality hemp CBD products on the market through sourcing the very best raw material and developing a variety of products we believe will improve people’s lives in a variety of areas.

For the periods presented, the assets, liabilities, revenues, and expenses are those of CAN B and its operational subsidiaries. Financial information for PHP, Duramed and Green Grow Farms in the periods have been consolidated with the Company’s financials. Prosperity, Imbibe Wellness Solutions, LLC fka Radical Tactical and Pivt labs, LLC fka NY Hemp Depot had no activity for the periods presented.

NOTE 2 – Going Concern Uncertainty

The consolidated financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in a normal course of business. As of December 31, 2020, the Company had cash and cash equivalents of $457,798 and a working capital of $1,118,857. For the years ended December 31, 2020 and 2019, the Company had net loss of $5,851,512 and $5,900,760, respectively. As a result, cash flows may not be sufficient to meet obligations or sustain operations. The Company has plans to improve its financial condition and cash flow. Management believes these plans will alleviate the going concern issue. These plans include:

○	Satisfying accrued but unpaid compensation through the issuance of stock.
○	From January 1,2021 through March 31,2021 the Company raised $2,716,000 from sale of common stock.
○	The Company intends to raise additional capital from the sale of common stock.
○	Increase sales of products through additional product offerings.
○	Increase product sales through expanded marketing programs.

The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – Summary of Significant Accounting Policies

(a) Principles of Consolidation

The consolidated financial statements include the accounts of CANB and its wholly-owned subsidiaries, Pure Health Products, Duramed, Prosperity Radical Tactical and Green Grow Farms. All intercompany balances and transactions have been eliminated in consolidation.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(c) Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, notes receivable, notes and loans payable, accounts payable, and accrued expenses payable. Except for the noncurrent note receivable, the fair value of these financial instruments approximate their carrying amounts reported in the balance sheets due to the short term maturity of these instruments. Based on comparable instruments with similar terms, the fair value of the noncurrent note receivable approximates its carrying value.

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

F-9

Level 1 - applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

(d) Cash and Cash Equivalents

The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents.

(e) Accounts receivable

Accounts receivable are presented in the balance sheet net of the allowance for doubtful accounts. Accounts receivable are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the industry, and the financial stability of its customers. Bad debt expense was $270,919 and $0 for the periods ended December 31, 2020 and 2019.

(f) Inventory

Inventories consist of raw materials and finished goods and are stated at the lower of cost or net realizable value. Cost is principally determined using the first-in, first-out (FIFO) method.

(g) Prepaid expenses

Prepaid expenses include stock-based officer, employee and consulting compensation of $1,216,531 and $2,459,830 at December 31, 2020 and 2019, respectively. The Company’s policy is to record stock-based compensation as prepaids and expense over the term of employment and consulting agreements.

(h) Property and Equipment, Net

Property and equipment, net, is stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets. Maintenance and repairs are charged to operations as incurred.

(i) Intangible Assets, Net

Intangible assets, net, are stated at cost less accumulated amortization. Amortization is calculated using the straight-line method over the estimated economic lives of the respective assets.

(j) Goodwill

The Company does not amortize goodwill, but instead tests for impairment at least annually. When conducting the annual impairment test for goodwill, the Company compares the estimated fair value of a reporting unit containing goodwill to its carrying value. If the estimated fair value of the reporting unit is determined to be less than its carrying value, goodwill is reduced, and an impairment loss is recorded.

F-10

(k) Long-lived Assets

The Company reviews long-lived assets held and used, intangible assets with finite useful lives and assets held for sale for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an evaluation of recoverability is required, the estimated undiscounted future cash flows associated with the asset is compared to the asset’s carrying amount to determine if a write-down is required. If the undiscounted cash flows are less than the carrying amount, an impairment loss is recorded to the extent that the carrying amount exceeds the fair value.

(l) Revenue Recognition

The Company recognizes revenue in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, which requires that five basic steps be followed to recognize revenue: (1) a legally enforceable contract that meets criterial standards as to composition and substance is identified; (2) performance obligations relating to provision of goods or services to the customer are identified; (3) the transaction price, with consideration given to any variable, noncash, or other relevant consideration, is determined; (4) the transaction price is allocated to the performance obligations; and (5) revenue is recognized when control of goods or services is transferred to the customer with consideration given, whether that control happens over time or not. Determination of criteria (3) and (4) are based on our management’s judgments regarding the fixed nature of the selling prices of the products and services delivered and the collectability of those amounts.

Private Label Customers are wholesale distributors of the Company’s product, under their own wholesale private label brand. The products are made to Company specifications and shipped directly to the wholesaler. The pricing is predicated upon a volume discount negotiated at the time of the placement of the orders. Product is produced and labeled in the Washington manufacturing facility and shipped directly to the Private Label customer who re-distributes to their retail and other customers. The products are fully paid when shipped.

Revenue from product sales is recognized when an order has been obtained, the price is fixed and determinable, the product is shipped, title has transferred, and collectability is reasonably assured.

The Company’s Duramed Division provides a sam® Pro 2.0 medical device to patients through a doctor program whereby the physician evaluates the patients’ needs for medical necessity, and if determined that the device use would be beneficial, writes a prescription for the patient who signs a rental form, for a 35 day cycle for the unit, that is submitted to Duramed who bills the appropriate insurance company. The insurance company pays the invoice, or a negotiated amount via arbitration, and that revenue is reported as revenue when invoiced to the insurance carrier. The collected amount is reconciled with the invoice amount on a daily basis.

(m) Cost of Product Sales

The cost of product sale is the total cost incurred to obtain a sale and the cost of the goods sold, and the Company’s policy is to recognize it in the same manner as, and in conjunction with, revenue recognition. Cost of product sale primarily consisted of the costs directly attributable to revenue recognized and includes expenses related to the production, packaging and labeling of our CBD products.

(n) Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification (“ASC”) Topic 718, “Compensation – Stock Compensation” (“ASC718”) and ASC 505-50, “Equity – Based Payments to Non-Employees.” In addition to requiring supplemental disclosures, ASC 718 addresses the accounting for share-based payment transactions in which a company receives goods or services in exchange for (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments. ASC 718 focuses primarily on accounting for transactions in which a company obtains employee services in share-based payment transactions.

In accordance with ASC 505-50, the Company determines the fair value of the stock-based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instrument is reached, or (2) the date at which the counterparty’s performance is complete.

F-11

Options and warrants

The fair value of stock options and warrants is estimated on the measurement date using the Black-Scholes model with the following assumptions, which are determined at the beginning of each year and utilized in all calculations for that year:

Risk-Free Interest Rate.

We utilized the U.S. Treasury yield curve in effect at the time of grant with a term consistent with the expected term of our awards.

Expected Volatility.

We calculate the expected volatility based on a volatility index of peer companies as we did not have sufficient historical market information to estimate the volatility of our own stock.

Dividend Yield.

We have not declared a dividend on its common stock since its inception and have no intentions of declaring a dividend in the foreseeable future and therefore used a dividend yield of zero.

Expected Term.

The expected term of options granted represents the period of time that options are expected to be outstanding. We estimated the expected term of stock options by using the simplified method. For warrants, the expected term represents the actual term of the warrant.

Forfeitures.

Estimates of option forfeitures are based on our experience. We will adjust our estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of compensation expense to be recognized in future periods.

(o) Advertising

Advertising costs are expensed as incurred and amounted to $519,922 and $333,441 for the years ended December 31, 2020 and 2019, respectively.

(p) Research and Development

Research and development costs are expensed as incurred. In the period ended December 31, 2020 and 2019 the Company spent $165,000nd $150,000 in research and development which was expenses as spent, respectively.

(q) Income Taxes

Income taxes are accounted for under the assets and liability method. Current income taxes are provided in accordance with the laws of the respective taxing authorities. Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

F-12

The Company has adopted the provisions required by the Income Taxes topic of the FASB Accounting Standards Codification. The Codification Topic requires the recognition of potential liabilities as a result of management’s acceptance of potentially uncertain positions for income tax treatment on a “more-likely-than-not” probability of an assessment upon examination by a respective taxing authority. The Company believes that it has not taken any uncertain tax positions and thus has not recorded any liability.

(r) Net Income (Loss) per Common Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation. For the periods presented, the diluted net loss per share calculation excluded the effect of Series B preferred stocks and stock options outstanding (see Notes 10, 11 and 12).

(s) Reverse Stock-Split

On March 2, 2020, the Company filed an amendment to its Articles of Incorporation with the Florida Secretary of State to effect a 300-to-1 reverse stock split of its issued and outstanding, but not authorized, shares of Common Stock, as reported in the Company’s definitive Schedule 14C filed with the Securities and Exchange Commission on December 13, 2019.

All disclosures of common shares and per common share data in the accompanying financial statements and related notes reflect the reverse stock split for all periods presented.

(t) Recent Accounting Pronouncements

In 2016, the FASB issued ASU 2016-2 (Topic 842) which establishes a new lease accounting model for lessees. Under the new guidance, lessees will be required to recognize right of use assets and liabilities for most leases having terms of 12 months or more. Effective January 1, 2019, we adopted this new accounting guidance using the effective date transition method, which permits entities to apply the new lease standards using a modified retrospective transition approach at the date of adoption.

(u) Reclassifications

Certain amounts in the prior year consolidated financial statements have been reclassified to conform to the current year presentation. These reclassification adjustments had no effect on the Company’s previously reported net income.

NOTE 4 – Inventories

Inventories consist of:

	December 31, 2020	December 31, 2019
Raw materials	$294,522	$708,239

Finished goods	50,432	76,258
Total	$344,954	$784,497

F-13

NOTE 5 – Notes Receivable

Notes receivable consist of:

	December 31, 2020	December 31, 2019
Note receivable dated November 30, 2015 from Stock Market Manager, Inc, interest at 3% per annum due November 30, 2020	$-	$19,389

Note receivable dated February 8,2019 from an employee, weekly installments of $1,200 with interest at 8% per annum.	2,898	4,879

Total	2,898	24,268

Current portion of notes receivable	(2,898)	(24,268
Noncurrent portion of notes receivable	$-	$-

NOTE 6 – Property and Equipment, Net

Property and Equipment, net, consist of:

	December 31, 2020	December 31, 2019

Furniture & Fixtures	$21,727	$19,018

Office Equipment	12,378	12,378

Manufacturing Equipment	397,230	355,016

Medical Equipment	776,392	783,782

Leasehold Improvements	26,902	21,603

Total	1,234,629	1,191,797

Accumulated depreciation	(239,650)	(116,555)

Net	$994,979	$1,075,242

Depreciation expense was $124,388 and $89,779 for the years ended December 31, 2020 and 2019, respectively.

F-14

NOTE 7 – Intangible Assets, Net

Intangible assets, net, consist of:

	December 31, 2020	December 31, 2019

Video conferencing software acquired by Prosperity in December 2009	$30,000	$30,000

Enterprise and audit software acquired by Prosperity in April 2008	20,000	20,000

Patent costs incurred by WRAP	6,880	6,880

Hemp license and technology	-	1,000,000

CBD technology	482,000	482,000

Platform account contract	131,812	-

Hemp processing use	85,200	-

Other	3,548	3,548

Total	759,440	1,542,428

Accumulated amortization and Impairment	(236,431)	(202,521)

Net	$523,009	$1,339,907

Estimated future amortization expense are as follows:

December 31,	Amount

2021	$120,513
2022	65,591
2023	65,591
2025	65,591
2026	55,449
Thereafter	150,274

Total	$523,009

The CBD related technology were purchased from Hudilab, Inc. (“HUDI”) and Seven Chakras, LLC (“Seven Chakras”) during the three months ended March 31, 2019. On January 14, 2019, the Company and PHP (collectively, the “buyer”) entered into a License and Acquisition Agreement (the “LAA”) with HUDI. Pursuant to the LAA, HUDI will sell the technology owned by it to the buyer in exchange for 25,000 shares of CANB common stock. On January 14, 2019, the shares were issued to the owner of HUDI and valued at $382,500. On January 31, 2019, PHP entered into an Asset Purchase Agreement (the “Chakras Agreement”) with Seven Chakras. Pursuant to the Chakras Agreement, PHP purchased the rights and title to (i) Seven Chakras’ proprietary formulas, methods, trade secrets, and know-how related to the production of Seven Chakras’ products containing cannabidiol (CBD), (ii) Seven Chakras’ tradename, domain name, and social media sites, and (iii) other assets of Seven Chakras including but not limited to raw materials, equipment, packaging and labeling materials, mailing lists, and marketing materials. On February 20, 2019, the Company issued 3,333 shares of CANB common stock valued at $49,500 to owners of Seven Chakras as additional consideration, along with the $50,000 cash payments, pursuant to the Chakras Agreement.

The hemp related license and technology was purchased from Shi Farms during the three months ended September 30, 2019. Hemp Depot has remained dormant since the Shi Farms deal was consummated and no activity is contemplated. As a result, the Company has written off the remaining intangible asset from Shi Farms. The Company subsequently acquired Green Grow Farms, also a NY State Hemp License holder and intends to contract with farmers in New York to grow hemp under a controlled program of specific strains, cultured feminized seeds, proven technology, and access to processing for their crop. Grow Farms Inc. intends to amalgamate the cultivated off-take from the farmers, combine and fill “super-sacks” for shipping to a processing facility to produce high-grade isolate or distillate for use in Can B̅’s manufacturing facility in Lacey WA, if and when it becomes financially prudent for the Company to do so.

F-15

The hemp processing use agreement with Mediiusa Group, Inc. was entered during the three months ended June 30, 2020. On June 23, 2020, the Company issued 50,000 shares of CANB common stock valued at $69,375. On December 12, 2020, the company issued 50,000 shares of CANB common stock valued at $15,825. Mediiusa Group, Inc. currently holds a valid Industrial Hemp Processor Registration in full force and effect with the State of New York and is authorized to process Hemp, and has granted a five year agreement to processing of Hemp for oil, isolate, or crude for further use by the Company and/or for sale by the Company. During the Term of this Agreement, Mediiusa Group, Inc. agrees to allow CANB to process any and all of the subject Hemp under and/or in connection with the agreement under their above-mentioned Registration.

The platform account contract with SRAX, Inc. was entered during the three months ended June 30, 2020. On June 22, 2020, the Company issued 185,000 shares of CANB common stock valued at $131,812. The Platform Account is the SRAX Investors Relations platform to grant access to potential investors and customers via the SRAX website for one year. SRAX grants Can B Corp a non-exclusive, non-transferable and non- sublicensable right to access and use the Platform during the Term, solely by the Authorized Users for User’s own internal business purposes, and in accordance with the terms and conditions of this Agreement. Company reserves all rights in or to the Platform not expressly granted to User in the Agreement. Can B will have previously unattainable access to its customer base for improved investor communication and development of sales opportunities of the Company’s products.

The other intangible assets relate to the document management and email marketing divisions. Since December 31, 2017, the Company do not expect any future positive cash flow from these divisions. Accordingly, the net carrying value of these intangible assets was reduced to $0.

NOTE 8 – Notes and Loans Payable

Notes and loans payable consist of:

	December 31, 2020	December 31, 2019

Loan payable to Pasquale Ferro, interest at 12% per annum, due December 2020.	$224,000	$30,000

Note payable to brother of Marco Alfonsi, Chief Executive Officer of the Company, interest at 10% per annum, due August 22, 2016.	-	5,000

Note payable to Arena Special Opportunities Partners I, LP, due September 10, 2021.	2,675,239	-

Note payable to Arena Special Opportunities Fund, LP, due September 10, 2021.	102,539	-

Note payable to U.S. Small Business Administration (PPP), interest at 1% per annum. The note matures in January 2023. Payments are deferred for ten months after the end of the covered period. The Note has been submitted to the SBA for forgiveness withing the bank guidelines.	194,940	-

Total Notes and Loan Payable	3,196,718	35,000
Less: Unamortized Finance Cost	(1,174,247)	-
Less: Current Portion	(1,827,531)	(35,000)
Long-term Portion	$194,940	$-

NOTE 9 – Preferred Stock

Each share of Series A Preferred Stock is convertible into 33,334 shares of CANB common stock and is entitled to 66,666 votes. All Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. In the event of a Liquidation Event, whether voluntary or involuntary, each holder may elect (i) to receive, in preference to the holders of Common Stock, a one-time liquidation preference on a per-share amount equal to the per-share value of preferred shares on the issuance date, as recorded in the Company’s financial records, or (ii) to participate pari passu with the Common Stock on an as-converted basis. Subject to any adjustments, the Series A holders shall be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock on an as converted basis.

F-16

Each share of Series B Preferred Stock has the first preference to dividends, distributions and payments upon liquidation, dissolution and winding-up of the Company, and is entitled to an accrued cumulative but not compounding dividend at the rate of 5% per annum whether or not declared. After six months of the issuance date, such share and any accrued but unpaid dividends can be converted into common stock at the conversion price which is the lower of (i) $0.0101; or (ii) the lower of the dollar volume weighted average price of CANB common stock on the trading day prior to the conversion day or the dollar volume weighted average price of CANB common stock on the conversion day. The shares of Series B Preferred Stock have no voting rights.

Each share of Series C Preferred Stock has preference to payment of dividends, if and when declared by the Company, compared to shares of our common stock. Each Preferred Series C share is convertible into 25,000 shares of common stock. The shares of Series C Preferred Stock have voting rights as if fully converted.

Each share of Series D Preferred Stock has 10,000 shares of voting rights only pari passu to common shares voting with no conversion rights and no equity participation. The Company can redeem Series D Preferred Stock at any time for par value.

On January 28, 2019, the Company issued 33,333 shares of CANB common stock to a consultant of the Company in exchange for the retirement of 1 share of CANB Series A Preferred Stock.

From February 21, 2019 to March 12, 2019, the Company issued aggregately 67,405 shares of CANB common stock to RedDiamond in exchange for the retirement of 157,105 shares of CANB Series B Preferred Stock.

On May 28, 2019, the Company issued 3 shares of CANB Series A Preferred Stock to Stanley L. Teeple pursuant to the employment agreement with him. The fair value of the issuance totaled $1,203,000 and will be amortized over the vesting period of four years.

On April 26, 2019, the Company issued 6,436 shares of CANB common stock to RedDiamond in exchange for the retirement of 15,000 shares of CANB Series B Preferred Stock.

On May 1, 2019, the Company issued 8,581 shares of CANB common stock to RedDiamond in exchange for the retirement of 20,000 shares of CANB Series B Preferred Stock.

On May 9, 2019, the Company issued 23,710 shares of CANB common stock to RedDiamond in exchange for the retirement of 55,263 shares of CANB Series B Preferred Stock.

On June 7, 2019, the Company issued 10,726 shares of CANB common stock to RedDiamond in exchange for the retirement of 25,000 shares of CANB Series B Preferred Stock.

On August 13, 2019, the Company issued 97,607 shares of CANB common stock to RedDiamond in exchange for the retirement of 227,590 shares of CANB Series B Preferred Stock.

On December 16, 2019, the Company issued 35,666 shares of CANB common stock to RedDiamond as agreed for the early retirement of CANB Series B Preferred Stock converted in August 2019.

From January 1, 2021 through March 25, 2021, the Company issued 1,950 shares of CANB Series Preferred D Stock to officers of the Company.

In March 2021, the Company issued 50 Preferred C shares each to Marco Alfonsi, Stanley Teeple, and Pasquale Ferro for services rendered. Each Preferred C was immediately issuable as common at 25 thousand to one so the total issuance was 1,250,000 common shares for each recipient.

F-17

NOTE 10 – Common Stock

From January 4, 2019 to March 27, 2019, the Company issued aggregately 138,107 shares of CANB common stock to multiple investors pursuant to relative Stock Purchase Agreements dated on various dates, in exchange for total proceeds of $1,196,100.

On January 14, 2019, the Company issued 25,000 shares of CANB common stock to Hudilab, Inc. (“HUDI”), pursuant to a License and Acquisition Agreement for purchase of the technology owned by HUDI.

From January 18, 2019 to March 17, 2019, the Company issued aggregately 82,000 shares of CANB common stock to multiple consultants for services rendered.

From January 19, 2019 to March 27, 2019, the Company issued aggregately 3,893 shares of CANB common stock to employee and officers of the Company pursuant to employee agreement and in satisfaction of accrued compensation for the quarter ended March 31, 2019.

On February 5, 2019, the Company issued 6,667 shares to the owner of TZ Wholesale LLC, pursuant to a Memorandum of Understanding (the “MOU”) dated November 9, 2018.

On February 20, 2019, the Company issued 3,333 shares of CANB common stock to owners of Seven Chakras pursuant to the Chakras Agreement dated January 31, 2019.

From April 1, 2019 through June 30, 2019 the Company issued an aggregate of 51,706 shares of CANB Common Stock to multiple consultants for services rendered.

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 13,916 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 4,615 shares of Common Stock under the terms of executive employment agreements.

From April 1, 2019 through June 30, 2019, the Company issued an aggregate of 86,207 shares of CANB shares under the terms of the Stock Purchase Agreements for total proceeds of $750,000.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 18,061 shares of CANB Common Stock to multiple consultants for services rendered.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 18,333 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 16,000 shares of Common Stock under the terms of executive employment agreements.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 155,241 shares of CANB shares under the terms of the Stock Purchase Agreements for total proceeds of $1,350,600.

From July 1, 2019 through September 30, 2019, the Company issued an aggregate of 40,247 shares of CANB shares under the terms of the Joint Venture Agreement.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 122,258 shares of CANB Common Stock to multiple consultants for services rendered.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 14,167 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

F-18

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 5,000 shares of Common Stock under the terms of executive employment agreements.

From October 1, 2019 through December 31, 2019, the Company issued an aggregate of 125,000 shares of CANB Common Stock under the terms of an inventory purchase agreement for total proceeds of $487,500.

From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 27,500 shares of CANB Common Stock to multiple consultants for services rendered.

From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 31,335 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 20,000 shares of CANB Common Stock to First Fire Global Opportunities Fund, LLC for a commitment fee pursuant to a junior convertible promissory note purchase agreement.

From January 1, 2020 through March 31, 2020, the Company issued an aggregate of 99,508 shares of CANB Common Stock to FirstFire Global Opportunities Fund, LLC for returnable shares pursuant to a junior convertible promissory note purchase agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 111,734 shares of CANB Common Stock to multiple consultants for services rendered.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 20,319 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 30,000 shares of CANB Common Stock to an employee for services rendered.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 185,000 shares of CANB Common Stock to SRAX, Inc. according to a platform access agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 50,000 shares of CANB Common Stock to Mediiusa Group, Inc. according to a hemp processing use agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 24,545 shares of CANB Common Stock to Labrys Fund, L.P. for a commitment fee pursuant to a junior convertible promissory note purchase agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 118,000 shares of CANB Common Stock to Labrys Fund, L.P. for returnable shares pursuant to a junior convertible promissory note purchase agreement.

From April 1, 2020 through June 30, 2020, the Company issued an aggregate of 20,000 shares of CANB Common Stock to Eagle Equities, LLC for a commitment fee pursuant to a junior convertible promissory note purchase agreement.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 145,000 shares of CANB Common Stock to multiple consultants for services rendered.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 100,000 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 478,715 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

F-19

From July 1, 2020 through September 30, 2020, the Company received an aggregate of 543,715 shares of CANB Common Stock from an exchange agreement whereby shares of Iconic Brands, Inc. held by the Company were exchanged for shares of stock in the Company held by Iconic Brands, Inc.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 478,715 shares of CANB Common Stock for the acquisition of inventory.

From July 1, 2020 through September 30, 2020, the Company issued an aggregate of 185,000 shares of CANB Common Stock to FirstFire Global Opportunities Fund, LLC pursuant to a junior convertible promissory note purchase agreement.

On July 29, 2020, CANB and Iconic Brands (ICNB) completed a share exchange whereby the one million shares of ICNB common stock held by CANB were exchanged for a fair value exchange of five hundred forty three thousand seven hundred fifteen shares of CANB in order to settle a contract valuation true-up with ICNB for the purchase of Green Grow Farms,. Inc.

From October 1, 2020 through December 31, 2020, the company issued an aggregate of 435,311 shares of CANB Common Stock to multiple consultants for services rendered.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 70,000 shares of CANB Common Stock to members of the Advisory Board, Medical Advisory Board, and Sports Advisory Board for services rendered.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 50,000 shares of Common Stock under the terms of hemp processing use agreement.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 600,000 shares of Common Stock under the terms of Stock Purchase Agreements for total proceeds of $300,000.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 193,524 shares of Common Stock to FirstFire Global as agreed for conversion shares related to a note payable.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 394,304 shares of CANB Common Stock to Arena Special Opportunities Partners I, LP for a commitment fee pursuant to a securities purchase agreement.

From October 1, 2020 through December 31, 2020, the Company issued an aggregate of 15,133 shares of CANB Common Stock to Arena Special Opportunities Fund, LP for a commitment fee pursuant to a securities purchase agreement.

From January 1, 2021 through March 25, 2021 the Company issued an aggregate of 5,932,000 shares of Common Stock under its Regulation A registration currently in effect and an additional 130,750 shares of common stock to various consultants for services.

From January 1, 2021 through March 25, 2021 the Company issued an aggregate of 355,057 shares of Common Stock under an asset acquisition agreement with Botanical Biotech.

From January 1, 2021 through March 25, 2021 the Company issued an aggregate of 355,250 shares of Common Stock under note conversion agreement.

From January 1, 2021 through March 25, 2021 the Company issued an aggregate of 600,000 shares of Common Stock under a note conversion agreement.

From January 1, 2021 through March 25, 2021 the Company issued an aggregate of 150 shares of Preferred C shares under multiple employment agreements. The Preferred C shares converted to 3,750,000 shares of Common Stock upon issuance.

F-20

NOTE 11 – Stock Options and Warrants

A summary of stock options and warrants activity follows:

	Shares of Common Stock Exercisable Into
	Stock
	Options	Warrants	Total
Balance, December 31, 2018	20,167	7,492	27,659
Granted in 2019	56,667	-	56,667
Cancelled in 2019	(167)	-	(167)
Exercised in 2019	-	-	-

Balance, December 31, 2019	76,667	7,492	84,159
Granted in 2020	1,120,532	3,557,605	4,678,137
Cancelled 2020	-	-	-
Exercised 2020	-	-	-

Balance, December 31, 2020	1,197,199	3,565,097	4,762,296

Issued and outstanding stock options as of December 31, 2020 consist of:

Year	Number Outstanding	Exercise	Year of
Granted	And Exercisable	Price	Expiration

2018	20,000	$0.30	2023
2019	56,667	$0.30	2022
2020	1,120,532	$0.361	2025
	1,197,199

On June 11, 2018, the Company granted 10,000 options of CANB common stock to Carl Dilley, a former director of the Company, in exchange for the retirement of a total of 10,000 shares of CANB common stock from Carl Dilley. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.30 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire June 11, 2023. The value of the Stock Options ($84,000) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $8.40 share price, (ii) 5 years term, (iii) 262.00% expected volatility, (iv) 2.80% risk free interest rate and the difference between this value and the fair value of retired shares was expensed in the quarterly period ended June 30, 2018.

On October 21, 2018, the Company granted 10,000 options of CANB common stock to Stanley L. Teeple, an officer and Director of the Company. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.30 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire October 1, 2023. The values of the Stock Options ($118,200) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $11.82 share price, (ii) 5 years term, (iii) 221.96% expected volatility, (iv) 3.05% risk free interest rate and the fair value of options was expensed in the quarterly period ended December 31, 2018

On September 9, 2019, the Company granted 26,667 options of CANB common stock to Johnny Mack, a former officer of the Company. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.30 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire September 9, 2022. The values of the Stock Options ($192,000) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $7.20 share price, (ii) 3 years term, (iii) 463,34% expected volatility, (iv) 1.46% risk free interest rate and the fair value of options was expensed in the quarterly period ended September 30, 2019.

F-21

On October 15, 2019, the Company granted 10,000 options of CANB common stock each to Frederick Alger Boyer, Jr., Ronald A. Silver and James F. Murphy, directors of the Company. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.30 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire October 15, 2022. The values of the Stock Options ($63,000 each) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $6.30 share price, (ii) 3 years term, (iii) 463,34% expected volatility, (iv) 1.60% risk free interest rate and the fair value of options was expensed in the quarterly period ended December 31, 2019.

On December 9, 2020, the Company granted 12,500 options of CANB common stock to Ronald A. Silver, a director of the Company. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.50 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire December 9, 2025. The values of the Stock Option ($12,500) was calculated using the Black Scholes option pricing model and the following assumptions: (i) $.45 share price, (ii) 5 years term, (iii) 168% expected volatility, (iv) .41% risk free interest rate and the fair value of options was expensed in the quarterly period ended December 31, 2020.

On December 29, 2020, the Company granted 277,008 options of CANB common stock each to Stanley Teeple, Pasquale Ferro, Phil Scala and Marco Alfonsi, Officers of the Company. The options are exercisable for the purchase of one share of the Registrant’s Common Stock at an exercise price of $0.36 per share. The Options are fully vested and are exercisable as of the Grant Date and all shall expire December 29, 2025. The values of the Stock Options ($140,997 each) were calculated using the Black Scholes option pricing model and the following assumptions: (i) $.51 share price, (ii) 5 years term, (iii) 168% expected volatility, (iv) .41% risk free interest rate and the fair value of options was expensed in the quarterly period ended December 31, 2020.

Issued and outstanding warrants as of December 31, 2020 consist of:

Year	Number Outstanding	Exercise		Year of
Granted	And Exercisable	Price		Expiration

2010	825	$300		2020
2018	6,667	$13,034	(a)	2023
2020	3,557,605	$1,273,623		2025

Total	3,565,097

(a) 110% of the closing price of the Company’s common stock on the date that the Holder funds the full purchase price of the Note.

NOTE 12 – Income Taxes

No provisions for income taxes were recorded for the periods presented since the Company incurred net losses in those periods.

The provisions for (benefits from) income taxes differ from the amounts determined by applying the U.S. Federal income tax rate of 21% to pretax income (loss) as follows:

	December 31,
	2020	2019

Expected income tax (benefit) at 21%	$(1,200,467)	$(1,239,160)

Non-deductible stock-based compensation	474,428	923,470

Non-deductible stock-based interest	94,853	-

Increase in deferred income tax assets valuation allowance	631,186	315,690

Provision for (benefit from) income taxes	$-	$-

F-22

Deferred income tax assets consist of:

	December 31,	December 31,
	2020	2019

Net operating loss carryforward	1,931,355	1,300,168

Valuation allowance	(1,931,355)	(1,300,168)

Net	$-	$-

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred income tax asset of $1,931,355 attributable to the future utilization of the $9,196,924 net operating loss carryforward as of December 31, 2020 will be realized. Accordingly, the Company has maintained a 100% allowance against the deferred income tax asset in the financial statements at December 31, 2020. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carryforward expires in years 2025, 2026, 2027, 2028, 2029, 2030, 2031, 2032, 2033, 2034, 2035, 2036, 2037, 2038, 2039 and 2040 in the amount of $1,369, $518,390, $594,905, $686,775, $159,141, $151,874, $135,096, $166,911, $311,890, $25,511, $338,345, $381,638, $499,288, $716,858, $1,503,282, and $3,005,651, respectively.

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

The Company’s U.S. Federal and state income tax returns prior to 2016 are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The statute of limitations on the 2016 tax year returns expired in September 2020.

The Company recognizes interest and penalties associated with uncertain tax positions as part of the income tax provision and would include accrued interest and penalties with the related tax liability in the consolidated balance sheets. There were no interest or penalties paid during 2020 and 2019.

NOTE 13 – Segment Information

The Company has one reportable segment: Durable Equipment Products.

The accounting policies of the segment described above are the same as those described in Summary of Significant Accounting Policies in Note 3. The Company evaluates the performance of the Durable Equipment Products segment based on income (loss) before income taxes, which includes interest income.

Durable Equipment Products
Three months ended December 31, 2020
Revenue from external customers	367,673
Revenue from other segments	-
Segment profit	276,226
Segment assets	2,603,379

Twelve months ended December 31, 2020
Revenue from external customers	1,176,220
Revenue from other segments	-
Segment profit	691,482
Segment assets	2,603,379

	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2020

Total profit for reportable segment	$278,719	$694,828
Other income (expense) - net	(2,493)	(3,346)

Income before income taxes	$276,226	$691,482

F-23

NOTE 14 – Commitments and Contingencies

Employment Agreements

On December 28, 2020, the Company entered into new three-year Employment Agreements with CEO Marco Alfonsi, CFO Stanley Teeple, and Pure Health Products LLC Pasquale Ferro . Under these agreements, the are to receive a i) base salary of fifteen thousand dollars ($15,000.00) per month, ii) is eligible to receive cash and or stock bonuses, iii) shall receive a stock bonus in accordance with the Company’s Incentive Stock Option Plan (“ISOP”) in an amount of one-hundred thousand dollars ($100,000) per year of the Agreement, iv) 200 shares of the Company’s Series C Preferred stock, v) usual and customary benefits including expense reimbursement, health and life insurance plan reimbursements and allowances. Phil Scala. Interim COO also received a similar agreement with a base compensation of fifty-two thousand annually, $100,000 in ISO, and 20 Preferred C shares. The foregoing agreements have replaced the agreements described below.

On October 3, 2017, the Company executed an Executive Employment Agreement with Marco Alfonsi (“Alfonsi”) for Alfonsi to serve as the Company’s chief executive officer and interim chief financial officer and secretary for cash compensation of $10,000 per month. Pursuant to the agreement, the Company issued a share of CANB Series A Preferred Stock to Alfonsi on October 4, 2017. Alfonsi may terminate his employment upon 30 days written notice to the Company. The Company may terminate Alfonsi’s employment upon written notice to Alfonsi by a vote of the Board of Directors. At October 21, 2018, this former agreement was terminated due to the execution of a new Employment Agreement with Marco Alfonsi for Alfonsi to serve as the Company’s chief executive officer and chairman of the board for cash compensation of $15,000 per month. Pursuant to the new agreement, three of the eight previously issued shares of CANB Series A Preferred Stock were returned to the Company and converted into 30,000,000 common shares. Alfonsi may terminate his employment upon 30 days written notice to the Company. The new agreement has an initial term of four years and can be terminated upon the resignation or death of Mr. Alfonsi, and also can be terminated by the Company due to the failure or neglect of Mr. Alfonsi to perform his duties, or due to the misconduct of Mr. Alfonsi in connection with the performance.

On February 12, 2018, the Company executed an Executive Service Agreement (“Posel Agreement”) with David Posel. The Posel Agreement provides that Mr. Posel services as the Company’s Chief Operating Officer for a term of 4 years. The Posel Agreement also provides for compensation to Mr. Posel of $5,000 cash per month and the issuance of 1 share of Series A Preferred Stock at the inception of the Posel Agreement. The Posel Agreement can be terminated upon the resignation or death of Mr. Posel, and also can be terminated by the Company due to the failure or neglect of Mr. Posel to perform his duties, or due to the misconduct of Mr. Posel in connection with the performance. On February 12, 2018, 1 share of CANB Series A Preferred Stock were issued to Mr. Posel. Since execution of the Posel Agreement, Mr. Posel has been re-assigned to COO for Pure Health Products, the Company’s subsidiary.

On February 16, 2018, the Company executed an Executive Service Agreement (“Holtmeyer Agreement”) with Andrew W. Holtmeyer. The Holtmeyer Agreement provides that Mr. Holtmeyer serves as the Company’s Executive Vice President Business for a term of 3 years. The Holtmeyer Agreement also provides for compensation to Mr. Holtmeyer of $10,000 cash per month and the issuance of 3, 2 and 1 share of Series A Preferred Stock at the beginning of each year. The Holtmeyer Agreement can be terminated upon the resignation or death of Mr. Holtmeyer, and also can be terminated by the Company due to the failure or neglect of Mr. Holtmeyer to perform his duties, or due to the misconduct of Mr. Holtmeyer in connection with the performance. At December 29, 2018, this Holtmeyer Agreement was terminated due to the execution of a new Employment Agreement with Andrew W Holtmeyer. The second agreement provides that Mr. Holtmeyer serves as the Company’s Executive Vice President Business for a term of 4 years. The second agreement also provides for compensation to Mr. Holtmeyer of $15,000 cash per month and the issuance of 829 shares of common stock upon signing of the agreement. Effective April 1, 2020, Mr. Holtmeyer’s compensation was changed to a straight commission on sales and collection based upon his efforts in lieu of any base compensation. He also will receive no further Company benefits but does retain his previously issued five shares of Series Preferred A Stock.

F-24

On October 15, 2018, the Company executed an Employment Agreement (“Teeple Agreement”) with Stanley L. Teeple. The Teeple Agreement provides that Mr. Teeple services as the Company’s Chief Financial Officer and Secretary for a term of 4 years. The Teeple Agreement also provides for compensation to Mr. Teeple of $15,000 cash per month and the issuance of 1 share of Series A Preferred Stock proportionately vesting over four years beginning December 31, 2018 upon execution of the Teeple Agreement. The Teeple Agreement can be terminated upon the resignation or death of Mr. Teeple, and also can be terminated by the Company due to the failure or neglect of Mr. Teeple to perform his duties, or due to the misconduct of Mr. Teeple in connection with the performance. In May 2019 Mr. Teeple was granted an additional 3 shares of Series A Preferred.

On December 28, 2018, the Company executed an Employment Agreement (“Ferro Agreement”) with Pasquale Ferro for Mr. Ferro to serve as Pure Health Products’ president for cash compensation of $15,000 per month and the total issuance of 5 share of Series A Preferred Stock proportionately vesting at the beginning of each year for a term of 4 years. Mr. Ferro may terminate his employment upon 30 days written notice to the Company. The Ferro Agreement has an initial term of four years and can be terminated upon the resignation or death of Mr. Ferro, and also can be terminated by the Company due to the failure or neglect of Mr. Ferro to perform his duties, or due to the misconduct of Mr. Ferro in connection with the performance.

Effective September 6, 2019 (the “Effective Date”), Can B̅ Corp. (the “Company” or “CANB”) approved the appointment of Johnny J. Mack (“Mack”) as its President and Chief Operating Officer. Mack had been serving as the Company’s interim COO. The Company and Mack have entered into a new Employee Services Agreement (the “Mack Agreement”) to memorialize the terms of the foregoing. In consideration for Mack’s services, Mack would (i) receive a base salary of $15,000 per month, subject to increase after each yearly anniversary of the Agreement, (ii) be eligible to receive annual cash or stock bonuses, (iii) be entitled to four weeks’ vacation time and five paid days for illness in accordance with the Company’s policies, and (iv) receive a total of 106,667 options (“Mack Options”) to purchase shares of the Company’s common stock, with 26,667 Mack Options vesting on the effective date and additional tranches of 26,667 Mack Options vesting on each of the first, second, and third anniversaries of the Effective Date, assuming Mack’s continued employment. Each Option is exercisable at a price of $0.30 per share. The Company also agreed to hold harmless and indemnify Mack as authorized or permitted by law and the Company’s governing documents, as the same may be amended from time to time, except for acts constituting negligence or willful misconduct by Mack. The Company agreed to pay Mack a severance in the event the Mack Agreement is terminated by the Company without cause or by Mack for “good reason” or by reason of Mack’s death or disability. On October 4, 2019 Mack resigned from all of his officer and director positions and the Company settled his termination for payment of all accrued expenses, payout of all accrued time and base compensation of $13,315 and retention of his already earned 26,667 options. Mr. Mack has left the Company.

In addition, on October 10th, 2019 the Company appointed Philip Scala as its interim COO. Mr. Scala has acted as founder and CEO of Pathfinder Consultants International, Inc. (“Pathfinder”) since 2008. Pathfinder offers unique expertise and delivers the information you need to make informed decisions, whether in times of crisis or in the course of simply running your business. Prior to forming Pathfinder, Mr. Scala served the United States both as a Commissioned Officer in the US Army for five years followed by his 29 years of service with the FBI. Mr. Scala received his bachelor’s degree and Master of Business Administration in accounting from St. John’s University, he also earned a Master of Arts degree in Psychology from New York University. The Company has entered into an employment agreement with Mr. Scala. Pursuant to the agreement, Mr. Scala will receive a base salary of $2,500 per month. He will be entitled to incentive bonuses and pay increases in accordance with the Company’s normal policies and procedures. Mr. Scala will also receive options to buy 1,667 common shares of the Company at a price of $0.30 for a period of three years. The initial term of the agreement is for 90 days. The agreement renews for additional 90-day periods unless terminated by either party. The agreement otherwise contains standard covenants and conditions.

F-25

Consulting Agreements

On July 15, 2020, we engaged an advisor to provide consulting services under an Investor Relations and Advisory Agreement (the “Advisory Agreement”). Pursuant to the Advisory Agreement, we agreed to pay the Consulting Firm a restricted common stock monthly fee of $5,000 per month for the initial 3 months., $6,250 per month for months 4-6., $7,500 per month for month 7 and after. At CANB’s option, the monthly fee may be payable in part or in whole in cash. Monthly Fee, such amount shall be paid via issuance of restricted common shares of CANB. The shares are to be issued in the name of Tysadco Partners. The number of common shares earned each month shall be calculated and issued on a quarterly basis prior to each 90-day period and based on the value at the closing price on the last day of the preceding period. All common shares earned by the Consultant pursuant to this Agreement shall be issued by CANB on a quarterly basis. CT shall not have registration rights, and the shares may be sold subject to Rule 144.

On December 8, 2019, the Company executed a Consulting Agreement with Seacore Capital, Inc. (“Seacore”) for Seacore to serve as the Company’s consultant for stock compensation of a total of 8,333 restricted shares each quarter from 4th quarter 2019 through 3rd quarter 2020. The shares shall not have registration rights, and the shares may be sold subject to Rule 144.

Lease Agreements

On September 11, 2015, the Company executed a lease agreement with an unrelated third party for office space in Hicksville, New York for a term of 37 months. The lease provides for monthly rentals of $2,922 for lease year 1, $3,009 for lease year 2, and $3,100 for lease year 3. The lease also provides for additional rent based on increases in base year operating expenses and real estate taxes. On August 6, 2018, the Company renewed the lease agreement for a term of 36 months starting November 1, 2018. The lease provides for monthly rentals of $3,193 for lease year 1, $3,289 for lease year 2, and $3,388 for lease year 3. In October 2019, the Company modified and extended the lease agreement for a term of 30 months starting November 1, 2019. The lease provides for monthly rentals of $3,807.05 for year 1 and $3,921.26 for the remaining eighteen months. The original $100,681 right-of-use asset and $90,591 lease liability was adjusted to $103,260 with the modification.

The Company leases office space in numerous medical facilities offices under month-to-month agreements.

Rent expense for the years ended December 31, 2020 and 202019 was $234,790 and $246,968, respectively.

At December 31, 2020, the future minimum lease payments under non-cancellable operating leases were:

Year ended December 31, 2021	47,055
Year ended December 31, 2022	15,685

Total	$62,740

The lease liability of $43,506 at December 31, 2020 as presented in the Consolidated Balance Sheet represents the discounted (at our 10% estimated incremental borrowing rate) value of the future lease payments of $62,740 at December 31, 2020.

Major Customers

For the twelve months ended December 31, 2020, there were no customers that accounted for more than 10% of total revenues.

For the twelve months ended December 31, 2019, there were no customers that accounted for more than 10% of total revenues.

F-26

NOTE 15 – Related Party Transactions

LI Accounting Associates, LLC (LIA), an entity controlled by a relative of the Managing Member PHP, is a vendor of CANB. At December 31, 2020, CANB did not have an account payable due to LIA. For the twelve months ended December 31, 2020, CANB had expenses to LIA of $64,400.

During the twelve months ended December 31, 2020, we had products and service sales to related parties totaling $0.

NOTE 16 – Prior Period Adjustment

The accompanying consolidated financial statements of the Company have been restated to correct an error made in the prior year. The error relates to an understatement of intangible assets by $283,345 and an understatement of stock- based compensation of $1,308,290. Retained earnings as of December 31, 2020 has been adjusted for the effect of the restatement on the prior year.

NOTE 17 – Subsequent Events

In accordance with FASB ASC 855, Subsequent Events, the Company has evaluated subsequent events through March 25, 2021, the date on which these consolidated financial statements were available to be issued. There were material subsequent events that required recognition or additional disclosure in these consolidated financial statements as follows:

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the year ended December 31, 2021.

On February 8, 2021, the Company’s Board of Directors approved the designation of the Series D Preferred Shares and the number of shares constituting such series, and the rights, powers, preferences, privileges and restrictions relating to such series. On March 27, 2021, the Company filed an amendment to its articles of incorporation to authorize 4,000 shares of a new Series D Preferred Stock with a par value of $0.001 each. All Series D Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. Each Series D Preferred Share shall have voting rights equal to 10,000 shares of Common Stock, adjustable at any recapitalization of the Company’s stock. In the event of a liquidation event, whether voluntary or involuntary, each holder shall have a liquidation preference on a per-share amount equal to the par value of such holder’s Series D Preferred Shares. The holders shall not be entitled to receive distributions made or dividends paid to the Company’s other stockholders. Except as otherwise required by law, for as long as any Series D Preferred Shares remain outstanding, the Company shall have the option to redeem any outstanding share of Series D Preferred Shares at any time for a purchase price of par value per share of Series D Preferred Shares (“Price per Share”). Should the Company desire to purchase Series D Preferred Shares, the Company shall provide the Holder with written notice and a check or cash in an amount equal to the number of shares of Series D Preferred Shares being purchased multiplied by the Price per Share. The shares of Series D Preferred Shares so purchased shall be deemed automatically cancelled and the Holder shall return the certificates for such share to the Corporation. On or around March 27, 2021, the Company issued Mr. Alfonsi, Mr. Ferro, and Mr. Teeple Series D Preferred Stock in the amount of 600 shares each and to COO Philip Scala in the amount of 150 shares, collectively representing 19,500,000 voting shares.

On February 22, 2021, the Company entered into a material definitive agreement with its wholly owned subsidiary, Radical Tactical, LLC, a Nevada limited liability company and Imbibe Health Solutions, LLC, a Delaware limited liability company (“Imbibe”), pursuant to which Imbibe agreed to sell certain of its assets to Radical Tactical. The assets to be purchased (“Assets”) include the intellectual property rights, including trademarks, logos, know how, formulations, productions procedures, copyrights, social media accounts, domain names and marketing materials relating to its branded products containing CBD, including a muscle and joint salve, unscented fizzy bath soak, CALM massage oil, Me x 3 Metabolic Energy (energy and dietary supplement), and Muscle, Joints & Back CBD Cryo Gel; inventory; and goodwill. In exchange for the Assets, the Company has agreed to pay Imbibe Sixty-Five Thousand Dollars ($65,000) in the form of shares of common stock of the Company (with standard restricted legend, the “Shares”) at a price per share equal to the average price of the common stock of the Company during the ten (10) consecutive trading days immediately preceding the closing.

On March 11, 2021, Company entered into an Asset Acquisition Agreement, which was fully executed on March 17, 2021, with multiple sellers (each, a “Seller” and, collectively, the “Sellers”), pursuant to which the Sellers agreed to sell certain assets to Company, and to transfer such assets to Botanical Biotech, LLC, a newly-formed, wholly-owned subsidiary of the Company (“Transferee” or “BB”). The assets purchased (“BB Assets”) include certain materials and manufacturing equipment; goodwill associated therewith; and marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other person or entity in respect of any of the foregoing and all other promotional properties, in each case primarily used, developed or acquired by the Sellers for use in connection with the ownership and operation of the BB Assets. In exchange for the BB Assets, the Company originally agreed to pay the Sellers the fair value of the BB Assets, as determined by a neutral third-party appraiser selected by the Company and Sellers. Notwithstanding the foregoing, the parties have agreed that, in lieu of engaging a third-party evaluator, the Company will pay the Seller a maximum of $355,056.78, payable half in the form of cash or cash equivalent and half in the form of restricted shares of common stock of the Company (the “Shares”) at a price per Share equal to the average closing price of the common stock of the Company during the ten (10) consecutive trading days immediately preceding the closing. The Company has agreed to indemnify the Sellers for certain breaches of covenants, representations and warranties and for claims relating to the BB Assets following closing.

The Board of Directors had previously designed a Preferred Series C share designation and included that issuance in the Employment Agreements of CEO Marco Alfonsi, CFO, Stanley L. Teeple, and Pure Health Products LLC President Pasquale Ferro in the amount of 200 shares each. Previously the Board had released the issuance of 100 of those shares. The Company released the remaining 100 shares granted under those agreements on March 23, 2021. Out of the 200 each authorized, 50 have been issued to each employee.

On January 1, 2021, the Company issued a convertible promissory note to KORR Acquisition Group, Inc. in the principal amount of $175,000 for consulting services provided. The note had a maturity of one year and accrued interest at a rate of 6% per annum. On or around March 26, the Company paid the note in full. KORR used the proceeds from the Note and re-invested it through the Company’s Regulation A offering.

F-27

Can B̅ Corp. and Subsidiaries

Consolidated Balance Sheets

For Period ended June 30, 2021

	(Unaudited)
	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$1,093,156	$457,798
Accounts receivable, less allowance for doubtful accounts of $533,300 and $485,848, respectively	2,159,886	2,003,064
Inventory	320,243	344,954
Note receivable	2,898	2,898
Operating lease right-of-use-asset - current	37,535	35,790
Prepaid expenses	632,750	1,209,126
Total current assets	4,246,468	4,053,630

Property and equipment, net	1,089,113	994,979

Other assets:
Deposits	23,287	21,287
Intangible assets, net	734,732	523,009
Goodwill	55,849	55,849
Operating lease right-of-use-asset - noncurrent	-	22,384
Other noncurrent assets	12,968	20,315
Total other assets	826,836	642,844

Total assets	$6,162,417	$5,691,453

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$384,195	$153,640
Accrued expenses	157,610	200,495
Notes and loans payable, net	2,626,315	1,827,531
Operating lease liability - current	37,786	43,506
Total current liabilities	3,205,906	2,225,172

Long-term liabilities:
Notes and loans payable, net	-	194,940
Operating lease liability - noncurrent	-	15,492
Total long-term liabilities	-	210,432

Total liabilities	$3,205,906	$2,435,604

Commitments and contingencies (Note 13)

Stockholders’ equity:
Preferred stock, authorized 5,000,000 shares:
Series A Preferred stock, no par value: 20 shares authorized, issued and outstanding	5,539,174	5,539,174
Series B Preferred stock, $0.001 par value: 500,000 shares authorized, 0 issued and outstanding	-	-
Series C Preferred stock, $0.001 par value: 2,000 shares authorized, 50 issued and outstanding	-	-
Series D Preferred stock, $0.001 par value: 4,000 shares authorized, 1,950 issued and outstanding	2	-
Common stock, no par value; 1,500,000,000 shares authorized, 16,943,010 and 5,544,590 issued and outstanding at June 30, 2021 and December 31, 2020, respectively	30,070,447	26,111,978
Treasury stock	(572,678)	(572,678)
Additional paid-in capital	3,225,461	2,563,399
Accumulated deficit	(35,305,895)	(30,386,024)
Total stockholders’ equity	2,956,511	3,255,849

Total liabilities and stockholders’ equity	$6,162,417	$5,691,453

See notes to consolidated financial statements

F-28

Can B̅ Corp. and Subsidiaries

Consolidated Statement of Operations

For Period ended June 30, 2021

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues
Product sales	$362,101	$204,684	$605,796	$774,091
Service revenue	39,665	400	102,910	700
Total revenues	401,766	205,084	708,706	774,791
Cost of revenues	258,612	48,045	335,407	169,594
Gross profit	143,154	157,039	373,299	605,197

Operating expenses	2,728,998	1,276,512	4,751,677	2,836,663

Loss from operations	(2,585,844)	(1,119,473)	(4,378,378)	(2,231,466)

Other income (expense):
Other income	-	221	3,582	441
Gain on debt extinguishment	196,889	-	196,889	-
Interest expense	(348,008)	(68,898)	(740,795)	(82,782)
Other expense	(1,982)	(42,500)	-	(50,000)
Other expense	(153,101)	(111,177)	(540,324)	(132,341)

Loss before provision for income taxes	(2,738,945)	(1,230,650)	(4,918,702)	(2,363,807)

Provision for income taxes	1,044	275	1,169	1,225

Net loss	$(2,739,989)	$(1,230,925)	$(4,919,871)	$(2,365,032)

Loss per share - basic and diluted	$(0.12)	$(0.33)	$(0.26)	$(0.65)
Weighted average shares outstanding - basic and diluted	23,387,935	3,745,915	18,935,976	3,614,610

See notes to consolidated financial statements

F-29

Can B̅ Corp. and Subsidiaries

Consolidated Statement of Stockholders’ Equity

For Period ended June 30, 2021

Three Months Ended June 30, 2021 and 2020

	Series A		Series B		Series C		Series D						Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Treasury Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Three months ended June 30, 2021

Balance, April 1, 2021	20	$5,539,174	-	$-	50	$-	1,950	$2	16,667,655	$29,719,534	543,715	$(572,678)	$2,563,399	$(32,565,906)	$4,683,525

Issuance of common stock for services rendered	-	-	-	-	-	-	-	-	275,356	350,913	-	-	-	-	350,913

Issuance of common stock warrants and commitment shares in connection with convertible promissory note	-	-	-	-	-	-	-	-	-	-	-	-	662,062	-	662,062

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,739,989)	(2,739,989)

Balance, June 30, 2021	20	$5,539,174	0	$-	50	$-	1,950	$2	16,943,011	$30,070,447	543,715	$(572,678)	$3,225,461	$(35,305,895)	$2,956,511

Three months ended June 30, 2020

Balance, April 1, 2020	20	$5,539,174	-	$-	-	$-	-	$-	2,861,740	$23,541,249	-	$-	$1,075,176	$(24,495,330)	$5,660,269

Issuance of common stock for services rendered	-	-	-	-	-	-	-	-	132,053	183,223	-	-	-	-	183,223

Issuance of common stock pursuant to note agreements	-	-	-	-	-	-	-	-	162,545	88,927	-	-	-	-	88,927

Issuance of common stock for acquisition of intangible assets	-	-	-	-	-	-	-	-	235,000	201,187	-	-	-	-	201,187

Issuance of common stock for compensation	-	-	-	-	-	-	-	-	30,000	41,625	-	-	-	-	41,625

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,230,925)	(1,230,925)

Balance, June 30, 2020	20	$5,539,174	-	$-	-	$-	-	$-	3,421,338	$24,056,211	-	$-	$1,075,176	$(25,726,255)	$4,944,306

Six Months Ended June 30, 2021 and 2020

	Series A		Series B		Series C		Series D						Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Treasury Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Six months ended June 30, 2021

Balance, January 1, 2021	20	$5,539,174	-	$-	-	$-	-	$-	5,544,590	$26,111,978	543,715	$(572,678)	$2,563,399	$(30,386,024)	$3,255,849

Issuance of preferred stock	-	-	-	-	50	-	1,950	2	-	-	-	-	-	-	2

Conversion of Series C Preferred stock to Common stock	-	-	-	-	-	-	-	-	3,750,000	-	-	-	-	-	-

Sale of common stock	-	-	-	-	-	-	-	-	5,732,000	2,866,000	-	-	-	-	2,866,000

Issuance of common stock in lieu of note repayments	-	-	-	-	-	-	-	-	1,155,250	537,748	-	-	-	-	537,748

Issuance of common stock for services rendered	-	-	-	-	-	-	-	-	406,114	417,048	-	-	-	-	417,048

Issuance of common stock for asset acquisition	-	-	-	-	-	-	-	-	355,057	137,673	-	-	-	-	137,673

Issuance of common stock warrants and commitment shares in connection with convertible promissory note	-	-	-	-	-	-	-	-	-	-	-	-	662,062	-	662,062

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,919,871)	(4,919,871)

Balance, June 30, 2021	20	$5,539,174	0	$-	50	$-	1,950	$2	16,943,011	$30,070,447	543,715	$(572,678)	$3,225,461	$(35,305,895)	$2,956,511

Six months ended June 30, 2020

Balance, January 1, 2020	20	$5,539,174	-	$-	-	$-	-	$-	2,680,937	$23,113,077	-	$-	$1,075,176	$(23,361,223)	$6,366,204

Issuance of common stock for services rendered	-	-	-	-	-	-	-	-	190,888	315,615	-	-	-	-	315,615

Issuance of common stock - reverse stock split rounding	-	-	-	-	-	-	-	-	2,460	-	-	-	-	-	-

Issuance of common stock pursuant to FirstFire note agreement	-	-	-	-	-	-	-	-	119,508	295,780	-	-	-	-	295,780

Issuance of common stock pursuant to note agreements	-	-	-	-	-	-	-	-	162,545	88,927	-	-	-	-	88,927

Issuance of common stock for acquisition of intangible assets	-	-	-	-	-	-	-	-	235,000	201,187	-	-	-	-	201,187

Issuance of common stock for compensation	-	-	-	-	-	-	-	-	30,000	41,625	-	-	-	-	41,625

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,365,032)	(2,365,032)

Balance, June 30, 2020	20	$5,539,174	-	$-	-	$-	-	$-	3,421,338	$24,056,211	-	$-	$1,075,176	$(25,726,255)	$4,944,306

See notes to consolidated financial statements

F-30

Can B̅ Corp. and Subsidiaries

Consolidated Statement of Cash Flows

For Period ended June 30, 2021

	Six Months Ended
	June 30,
	2021	2020
Operating activities:
Net loss	$(4,919,871)	$(2,365,032)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	-	975,787
Depreciation	72,342	61,510
Amortization of intangible assets	103,480	277,158
Amortization of original-issue-discounts	697,594	69,645
Unrealized loss on investment	-	50,000
Bad debt expense	47,452	131,985
Forgiveness of PPP loan	(194,940)	-
Changes in operating assets and liabilities:
Accounts receivable	(204,274)	(377,212)
Inventory	24,711	410,664
Prepaid expenses	576,376	(10,140)
Deposits	(2,000)	-
Other noncurrent assets	7,347	34,625
Operating lease right-of-use asset	(573)	376
Accounts payable	647,603	150,840
Accrued expenses	(42,885)	63,376
Net cash used in operating activities	(3,187,638)	(526,418)

Investing activities:
Note receivable	-	481
Purchase of property and equipment	(166,476)	(16,787)
Purchase of intangible assets	(177,530)	-
Investment in marketable security	-	(600,000)
Net cash used in investing activities	(344,006)	(616,306)

Financing activities:
Proceeds received from notes and loans payable	1,525,000	1,657,840
Proceeds from issuance of Series D Preferred Stock	2	-
Proceeds from sale of common stock	2,866,000	-
Repayments of notes and loans payable	(224,000)	(70,000)
Deferred financing costs	-	(101,455)
Net cash provided by financing activities	4,167,002	1,486,385

Increase in cash and cash equivalents	635,358	343,661
Cash and cash equivalents, beginning of period	457,798	46,540
Cash and cash equivalents, end of period	$1,093,156	$390,201

Supplemental Cash Flow Information:
Income taxes paid	$1,169	$950
Interest paid	$4,000	$3,206
Non-cash Investing and Financing Activities:
Issuance of common stock in lieu of repayments of notes payable	$537,748	$384,707
Amortization of prepaid issuance of common stock for services rendered	$-	$618,547
Issuance of common stock in asset acquisitions	$137,673	$201,187
Issuance of common stock for services rendered	$417,048	$-
Issuance of common stock warrants and commitment shares in connection with convertible promissory note	$662,062	$-

See notes to consolidated financial statements

F-31

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2021

Note 1 – Organization and Description of Business

Can B̅ Corp. was originally incorporated as WrapMail, Inc. (“WRAP”) in Florida on October 11, 2005. On May 15, 2017, WRAP changed its name to Canbiola, Inc. On January 16, 2020 Canbiola, Inc. changed its name to Can B̅ Corp. (the “Company”, “we”, “us”, “our”, “CANB”, “Can B̅” or “Registrant”).

The Company acquired 100% of the membership interests in Pure Health Products, LLC, a New York limited liability company (“PHP” or “Pure Health Products”) effective December 28, 2018. The Company runs it manufacturing operations through PHP and holds and sells several of its brands through PHP as well. The Company’s durable equipment products, such as sam® units with and without CBD infused pads, are marketed and sold through its wholly-owned subsidiaries, Duramed Inc. (incorporated on November 29, 2018) and Duramed MI LLC (fka DuramedNJ, LLC) (incorporated on May 29, 2019) (collectively, “Duramed”). Duramed began operating on or about February 1, 2019. Most of the Company’s consumer products include hemp derived cannabidiol (“CBD”); however, the Company has just recently begun extracting cannabinol (“CBN”) and cannabigerol (“CBG”) for wholesale to third-parties looking to incorporate such compounds into their products through its wholly owned subsidiary, Botantical Biotech, LLC (incorporated March 10, 2021). Botanical Biotech has also begun synthesizing delta-8 from hemp. Delta-8 can produce similar, though less potent, effects as delta-9 (commonly referred to as THC); however, the legality of hemp derived delta-8 is in a gray area and considered a potential loophole at this point due to the 2018 hemp bill. The Company’s other subsidiaries did not have operations during the six months ended June 30, 2021.

The Company is in the business of promoting health and wellness through its development, manufacture and sale of products containing cannabinoids derived from hemp biomass and the licensing of durable medical devises. Can B̅’s products include oils, creams, moisturizers, isolate, gel caps, spa products, and concentrates and lifestyle products. Can B̅ develops its own line of proprietary products as well seeks synergistic value through acquisitions in the hemp industry. Can B̅ aims to be the premier provider of the highest quality hemp derived products on the market through sourcing the best raw material and offering a variety of products we believe will improve people’s lives in a variety of areas.

Note 2 – Liquidity

The consolidated financial statements have been prepared on a “going concern” basis, which contemplates the realization of assets and liquidation of liabilities in a normal course of business. As of June 30, 2021, the Company had cash and cash equivalents of $1,093,156 and a working capital of $1,040,562. For the periods ended June 30, 2021 and 2020, the Company had net loss of $4,919,871 and $2,365,032, respectively. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company plans to improve its financial condition by raising capital through sales of shares of its common stock. Also, the Company plans to expand its operation of CBD products to increase its profitability. The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Financial Statement Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, and with the rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Accordingly, these interim consolidated financial statements do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of the management of the Company, as defined below, these unaudited consolidated financial statements include all adjustments necessary to present fairly the information set forth therein. Results for interim periods are not necessarily indicative of results to be expected for a full year.

The consolidated balance sheet information as of December 31, 2020 was derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (“2020 Form 10-K”). The interim consolidated financial statements contained herein should be read in conjunction with the 2020 Form 10-K.

Principles of Consolidation

The unaudited consolidated financial statements contained herein include the accounts of Can B Corp. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

F-32

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2021

Covid-19

Commencing in December 2019, the novel strain of coronavirus (“COVID-19”) began spreading throughout the world, including the first outbreak in the US in February 2020. On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. COVID-19 has disrupted and continues to significantly disrupt local, regional, and global economies and businesses. The COVID-19 outbreak is disrupting supply chains and affecting production and sales across a range of industries. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on the Company’s customers, employees and vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact the Company’s financial condition and/or results of operations is uncertain.

In response to COVID-19, the Company put into place certain restrictions, requirements and guidelines to protect the health of its employees and clients, including requiring that certain conditions be met before employees return to the Company’s offices. Also, to protect the health and safety of its employees, the Company’s daily execution has evolved into a largely virtual model. The Company plans to continue to monitor the current environment and may take further actions that may be required by federal, state or local authorities or that it determines to be in the interests of its employees, customers, and partners.

Management Estimates

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses in those financial statements. Certain significant accounting policies that contain subjective management estimates and assumptions include those related to revenue recognition, inventory, goodwill, intangible assets and other long-lived assets, income taxes and deferred taxes. Descriptions of these policies are discussed in the Company’s 2020 Form 10-K. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and adjusts when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from those estimates and assumptions. Significant changes, if any, in those estimates resulting from continuing changes in the economic environment will be reflected in the consolidated financial statements in future periods.

Significant Accounting Policies

The Company’s significant accounting policies are described in “Note 3: Summary of Significant Accounting Policies” of our 2020 Form 10-K.

Recently Adopted Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued the following accounting pronouncement which became effective for the Company in 2021, and which did not have a material impact on its condensed consolidated financial statements:

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which modifies ASC 740 to simplify the accounting for income taxes. ASU 2019-12 addresses the accounting for hybrid tax regimes, tax basis step-up in goodwill obtained in a transaction that is not a business combination, separate financial statements of legal entities not subject to tax, intraperiod tax allocation exception to incremental approach, ownership changes in investments - changes from a subsidiary to an equity method investment, ownership changes in investments - changes from an equity method investment to a subsidiary, interim period accounting for enacted changes in tax law and year-to-date loss limitation in interim period tax accounting.

Segment reporting

As of June 30, 2021, the Company reports operating results and financial data in one operating and reportable segment. The Chief Executive Officer, who is the chief operating decision maker, manages the Company as a single profit center in order to promote collaboration, provide comprehensive service offerings across the entire customer base, and provide incentives to employees based on the success of the organization as a whole. Although certain information regarding selected products or services is discussed for purposes of promoting an understanding of the Company’s business, the chief operating decision maker manages the Company and allocates resources at the consolidated level.

F-33

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2021

Reclassifications

Certain amounts in the prior year consolidated financial statements have been reclassified to conform to the current year presentation. These reclassification adjustments had no effect on the Company’s previously reported net loss.

Note 4 – Asset Acquisitions

Botanical Biotech Asset Acquisition

On March 11, 2021, Company entered into an Asset Acquisition Agreement, which was fully executed on March 17, 2021, with multiple sellers (each, a “Seller” and, collectively, the “Sellers”), pursuant to which the Sellers agreed to sell certain assets to Company, and to transfer such assets to Botanical Biotech, LLC, a newly-formed, wholly-owned subsidiary of the Company (“Transferee” or “BB”). The assets purchased (“BB Assets”) include certain materials and manufacturing equipment, marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other person or entity in respect of any of the foregoing and all other promotional properties, in each case primarily used, developed or acquired by the Sellers for use in connection with the ownership and operation of the BB Assets. In exchange for the BB Assets the Company will pay the Seller a maximum of $355,057, payable half in the form of cash or cash equivalent and half in the form of restricted shares of common stock of the Company (the “Shares”) at a price per Share equal to the average closing price of the common stock of the Company during the ten (10) consecutive trading days immediately preceding the closing. The Company has agreed to indemnify the Sellers for certain breaches of covenants, representations and warranties and for claims relating to the BB Assets following closing.

In conjunction with the BB asset acquisition, the Company entered into employment agreements with two sellers.

The Company and BB entered into an employment agreement with Lebsock dated March 11, 2021 (the “Lebsock Agreement”) pursuant to which Lebsock will serve as the President of BB for a term of three (3) years. The term of the Lebsock Agreement will automatically renew for an additional 3-year term unless other terminated by either party. Lebsock will receive a base salary equal to $120,000 per year, subject to an annual increase of not less than 3% on each anniversary of the Lebsock Agreement during the term. The Company also agreed to issue a stock bonus to Lebsock in accordance with the Company’s Incentive Stock Option Plan (“ISOP”) in an amount of $100,000, and to pay Lebsock a defined percentage of the EBITDA for BB each calendar quarter (“Profit Split”) according to a mutually agreed performance target (“Target”). EBITDA is defined as the earnings before interest, depreciation, taxes, depreciation, and amortization and will be paid as reported by the Company’s accountant and as reviewed by the Company’s auditor. It will be accumulative on a quarter-to-quarter basis, meaning if one quarter has a negative EBITDA, it would be offset against the following quarter’s positive EBITDA distribution. Lebsock has the option to accept the Profit Split in either direct cash payment or Shares, or any combination, at Lebsock’s option. Shares would be valued at the prior 10-day closing price and issued under SEC Rule 144 restriction.

Effective March 16, 2021, BB entered into a Consulting Agreement (the “Schlosser Agreement”) with Schlosser pursuant to which Schlosser has agreed to provide consulting services to BB for a period of 3 months in exchange for compensation equal to $10,000 per month. Schlosser will also be entitled to reimbursement for certain work-related expenses. Pursuant to the Schlosser Agreement, Schlosser also agreed to assign to BB all inventions developed by Schlosser in connection with his services to BB. The Schlosser Agreement also contains certain non-compete and confidentiality provisions. Per the Acquisition Agreement, Schlosser was to receive an employment agreement similar to the Lebsock Agreement; however, BB and Schlosser elected to enter into the Schlosser Agreement instead.

F-34

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2021

Note 5 – Inventories

Inventories consist of:

	June 30,	December 31,
	2021	2020
Raw materials	$273,333	$294,522
Finished goods	46,910	50,432
Total	$320,243	$344,954

Note 6 – Property and Equipment

Property and equipment consist of:

	June 30,	December 31,
	2021	2020
Furniture and fixtures	$21,724	$21,727
Office equipment	12,378	12,378
Manufacturing equipment	561,328	397,230
Medical equipment	776,396	776,392
Leasehold improvements	26,902	26,902
Total	1,398,728	1,234,629
Accumulated depreciation	(309,615)	(239,650)
Net	$1,089,113	$994,979

Depreciation expense was $72,342 and $61,510 for the six month periods ending June 30, 2021 and 2020, respectively.

Note 7 – Goodwill and Intangible Assets

Intangible assets consist of:

	June 30,	December 31,
	2021	2020
Technology, IP and patents	$989,443	$674,240
Hemp processing registration	85,200	85,200
Total	1,074,643	759,440
Accumulated amortization	(339,911)	(236,431)
	$734,732	$523,009

Amortization expense was $103,480 and $277,158 for the six months ended, 2021 and 2020, respectively.

Amortization expense for the balance of 2021, and for each of the next five years and thereafter is estimated to be as follows:

Six months ended December 31, 2021	$48,556
Fiscal year 2022	97,112
Fiscal year 2023	97,112
Fiscal year 2024	97,112
Fiscal year 2025	86,970
Thereafter	307,870
$734,732

There was no goodwill activity during the six months ended June 30, 2021 and 2020.

F-35

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2021

Note 8 – Notes and Loans Payable

Convertible Promissory Notes

In December 2020, the Company entered into a convertible promissory note (“ASOP Note I”) with Arena Special Opportunities Partners I, LP (“ASOP”). The principal balance of the note is $2,675,239 and it is to be utilized for working capital purposes. The note matures on January 31, 2022 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the ASOP convertible promissory note was issued with 3,426,280 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 3,426,280 shares of the Company’s common stock at an exercise price of $0.45 per share. The common stock purchase warrants issued to ASOP are considered derivatives, but satisfied the criteria for classification as equity instruments, and were bifurcated from the host contract - convertible promissory note and recorded in equity at their relative fair values with a corresponding debt discount recorded to ASOP Note I. Aggregate amortization of the original issue discount for the six months ended June 30, 2021 and 2020 was approximately $533,000 and $0, respectively. The principal balance outstanding at June 30, 2021 was $2,286,792.

In December 2020, the Company entered into a convertible promissory note (“ASOF Note I”) with Arena Special Opportunities Fund, LP (“ASOF”). The principal balance of the note is $102,539 and it is to be utilized for working capital purposes. The note matures on January 31, 2022 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the ASOF convertible promissory note was issued with 131,325 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 131,325 shares of the Company’s common stock at an exercise price of $0.45 per share. The common stock purchase warrants issued to ASOF are considered derivatives, but satisfied the criteria for classification as equity instruments, and were bifurcated from the host contract - convertible promissory note and recorded in equity at their relative fair values with a corresponding debt discount recorded to ASOF Note I. Aggregate amortization of the original issue discount for the six months ended June 30, 2021 and 2020 was approximately $22,000 and $0, respectively. The principal balance outstanding at June 30, 2021 was $87,773.

In May 2021, the Company entered into a convertible promissory note (“ASOP Note II”) with Arena Special Opportunities Partners I, LP. The principal balance of the note is $1,193,135 and it is to be utilized for working capital purposes. The note matures on January 31, 2022 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the ASOP convertible promissory note was issued with 1,529,670 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 1,529,670 shares of the Company’s common stock at an exercise price of $0.45 per share. The common stock purchase warrants issued to ASOP are considered derivatives, but satisfied the criteria for classification as equity instruments, and were bifurcated from the host contract - convertible promissory note and recorded in equity at their relative fair values with a corresponding debt discount recorded to ASOP Note II. Aggregate amortization of the original issue discount for the six months ended June 30, 2021 and 2020 was approximately $90,000 and $0, respectively. The principal balance outstanding at June 30, 2021 was $1,073,250.

In May 2021, the Company entered into a convertible promissory note (“ASOF Note II”) with Arena Special Opportunities Fund, LP. The principal balance of the note is $306,865 and it is to be utilized for working capital purposes. The note matures on January 31, 2022 and all principal, accrued and unpaid interest is due at maturity at a rate of 12% per annum. The conversion options contained in the convertible promissory note were evaluated for derivative accounting under ASC 815, Derivatives and Hedging, and determined not to be considered a derivative and therefore has been recorded in liabilities as part of the convertible promissory note and not bifurcated. In addition, the ASOP convertible promissory note was issued with 393,417 common stock warrants. The common stock purchase warrants entitle the holder to purchase an aggregate of up to 393,417 shares of the Company’s common stock at an exercise price of $0.45 per share. The common stock purchase warrants issued to ASOF are considered derivatives, but satisfied the criteria for classification as equity instruments, and were bifurcated from the host contract - convertible promissory note and recorded in equity at their relative fair values with a corresponding debt discount recorded to ASOF Note II. Aggregate amortization of the original issue discount for the six months ended June 30, 2021 and 2020 was approximately $23,000 and $0, respectively. The principal balance outstanding at June 30, 2021 was $276,750.

F-36

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2021

PPP Loan

In 2020, the Company received a loan under the U.S. Small Business Administration’s Paycheck Protection Program established under the Coronavirus Aid Relief and Economic Security Act (“CARES act”) and related rules and regulations (the “PPP loan”) of $194,940.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of such loans after eight weeks, if the loan is used for eligible purposes, including to fund payroll costs, mortgage interest, rent and/or utility costs, and meet certain other requirements, including, the maintenance of employment and compensation levels. The Company plans to use the entire PPP Loan for qualifying expenses and expects to qualify for full or partial forgiveness under the program.

In May 2021, the Company received notice of forgiveness of the PPP loan in whole, including all accrued unpaid interest. In fiscal year 2021, the Company recorded the forgiveness of $194,940 of principal and $1,949 of accrued interest for a total of $196,889, which was included in gain on extinguishment of debt on the Consolidated Statements of Operations.

Related Party Loan

In 2020, the Company entered into a loan payable to a director of the Company with a principal balance of $224,000. The loan bore interest at 12% per annum and was due in December 2020. The Company subsequently paid the loan in full in February 2021.

Note 9 – Stockholders’ Equity

Preferred Stock

Each share of Series A Preferred Stock is convertible into 33,334 shares of CANB common stock and is entitled to 66,666 votes. All Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. In the event of a Liquidation Event, whether voluntary or involuntary, each holder may elect (i) to receive, in preference to the holders of Common Stock, a one-time liquidation preference on a per-share amount equal to the per-share value of preferred shares on the issuance date, as recorded in the Company’s financial records, or (ii) to participate pari passu with the Common Stock on an as-converted basis. Subject to any adjustments, the Series A holders shall be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock on an as converted basis.

Each share of Series B Preferred Stock has the first preference to dividends, distributions and payments upon liquidation, dissolution and winding-up of the Company, and is entitled to an accrued cumulative but not compounding dividend at the rate of 5% per annum whether or not declared. After six months of the issuance date, such share and any accrued but unpaid dividends can be converted into common stock at the conversion price which is the lower of (i) $0.0101; or (ii) the lower of the dollar volume weighted average price of CANB common stock on the trading day prior to the conversion day or the dollar volume weighted average price of CANB common stock on the conversion day. The shares of Series B Preferred Stock have no voting rights.

Each share of Series C Preferred Stock has preference to payment of dividends, if and when declared by the Company, compared to shares of our common stock. Each Preferred Series C share is convertible into 25,000 shares of common stock. The shares of Series C Preferred Stock have voting rights as if fully converted.

Each share of Series D Preferred Stock has 10,000 shares of voting rights only pari passu to common shares voting with no conversion rights and no equity participation. The Company can redeem Series D Preferred Stock at any time for par value.

F-37

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2021

On February 8, 2021, the Company’s Board of Directors approved the designation of the Series D Preferred Shares and the number of shares constituting such series, and the rights, powers, preferences, privileges and restrictions relating to such series. On March 27, 2021, the Company filed an amendment to its articles of incorporation to authorize 4,000 shares of a new Series D Preferred Stock with a par value of $0.001 each. All Series D Preferred Shares shall rank senior to all shares of Common Stock of the Company with respect to liquidation preferences and shall rank pari passu to all current and future series of preferred stock, unless otherwise stated in the certificate of designation for such preferred stock. Each Series D Preferred Share shall have voting rights equal to 10,000 shares of Common Stock, adjustable at any recapitalization of the Company’s stock. In the event of a liquidation event, whether voluntary or involuntary, each holder shall have a liquidation preference on a per-share amount equal to the par value of such holder’s Series D Preferred Shares. The holders shall not be entitled to receive distributions made or dividends paid to the Company’s other stockholders. Except as otherwise required by law, for as long as any Series D Preferred Shares remain outstanding, the Company shall have the option to redeem any outstanding share of Series D Preferred Shares at any time for a purchase price of par value per share of Series D Preferred Shares (“Price per Share”). Should the Company desire to purchase Series D Preferred Shares, the Company shall provide the Holder with written notice and a check or cash in an amount equal to the number of shares of Series D Preferred Shares being purchased multiplied by the Price per Share. The shares of Series D Preferred Shares so purchased shall be deemed automatically cancelled and the Holder shall return the certificates for such share to the Corporation. On or around March 27, 2021, the Company issued Mr. Alfonsi, Mr. Ferro, and Mr. Teeple Series D Preferred Stock in the amount of 600 shares each and to COO Philip Scala in the amount of 150 shares, collectively representing 19,500,000 voting shares.

Common Stock

For the six months ended June 30, 2021, the Company issued an aggregate of 5,732,000 shares of Common Stock under its Offering Statement on Form 1-A (File No. 024-11233) (the “Regulation A Offering”).

Note 10 – Stock Options

A summary of stock options activity for the six months ended June 30, 2021 is as follows:

	Option Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Outstanding, January 1, 2021	1,197,199	$0.36	4.42
Granted	561,920	$0.46	4.82
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Outstanding, June 30, 2021	1,759,119	$0.39	4.53

	Option Shares	Weighted Average Grant-Date Fair Value
Non-vested options, January 1, 2021	1,197,199	$0.35
Granted	561,920	$0.46
Vested	-	-
Forfeited	-	-
Non-vested options, June 30, 2021	$1,759,119	$0.36

Note 11 – Income Taxes

The Company’s income tax provisions for the six and three months ended June 30, 2021 and 2020 reflect the Company’s estimates of the effective rates expected to be applicable for the respective full years, adjusted for any discrete events, which are recorded in the period that they occur. These estimates are reevaluated each quarter based on the Company’s estimated tax expense for the full year. The estimated effective tax rate includes the impact of valuation allowances in various jurisdictions.

Note 12 – Related Party Transactions

For the six months ended June 30, 2021 and 2020, the Company paid fees to a service provider that is a relative of a director for professional services in the amount of $9,900 and $42,600, respectively.

F-38

Can B̅ Corp. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2021

Note 13 – Commitments and Contingencies

Employment Agreements

On December 28, 2020, the Company entered into new three-year Employment Agreements with CEO Marco Alfonsi, CFO Stanley Teeple, and Pure Health Products LLC Pasquale Ferro. Under these agreements, they are to receive a i) base salary of fifteen thousand dollars ($15,000.00) per month, ii) is eligible to receive cash and or stock bonuses, iii) shall receive a stock bonus in accordance with the Company’s Incentive Stock Option Plan (“ISOP”) in an amount of one-hundred thousand dollars ($100,000) per year of the Agreement, iv) 200 shares of the Company’s Series C Preferred stock, v) usual and customary benefits including expense reimbursement, health and life insurance plan reimbursements and allowances. Phil Scala. Interim COO also received a similar agreement with a base compensation of fifty-two thousand annually, $100,000 in ISO, and 20 Preferred C shares.

Consulting Agreements

On July 15, 2020, we engaged an advisor to provide consulting services under an Investor Relations and Advisory Agreement (the “Advisory Agreement”). Pursuant to the Advisory Agreement, we agreed to pay the Consulting Firm a restricted common stock monthly fee of $5,000 per month for the initial 3 months., $6,250 per month for months 4-6., $7,500 per month for month 7 and after. At CANB’s option, the monthly fee may be payable in part or in whole in cash. Monthly Fee, such amount shall be paid via issuance of restricted common shares of CANB. The shares are to be issued in the name of Tysadco Partners. The number of common shares earned each month shall be calculated and issued on a quarterly basis prior to each 90-day period and based on the value at the closing price on the last day of the preceding period. All common shares earned by the Consultant pursuant to this Agreement shall be issued by CANB on a quarterly basis.

Lease Agreements

We determine if a contract contains a lease at inception. Our material operating lease is office space. Our leases generally have remaining terms of 1-3 years. Generally, the lease term is the minimum of the noncancelable period of the lease or the lease term inclusive of reasonably certain renewal periods.

Operating lease assets and liabilities are recognized at the lease commencement date. Operating lease liabilities represent the present value of lease payments not yet paid. Operating lease assets represent our right to use an underlying asset and are based upon the operating lease liabilities adjusted for prepayments or accrued lease payments, initial direct costs, lease incentives, and impairment of operating lease assets. To determine the present value of lease payments not yet paid, we estimate incremental secured borrowing rates corresponding to the maturities of the leases. Our leases typically contain rent escalations over the lease term. We recognize expense for these leases on a straight-line basis over the lease term.

The Company leases office space in numerous medical facilities offices under month-to-month agreements.

Rent expense for the six months ended June 30, 2021 and 2020 was $84,724 and $121,652, respectively.

At June 30, 2021, the future minimum lease payments under non-cancellable operating leases were:

Six months ended December 31, 2021	$23,527
Fiscal year 2022	14,259
$37,786

Note 14 – Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the condensed consolidated financial statements are issued and as of that date, except as reported below, there were no subsequent events that required adjustment or disclosure in the consolidated financial statements.

On August 12, 2021 the Company entered into an Equipment Acquisition Agreement with TWS Pharma, LLC, a Wisconsin limited liability company and L7 TWS Pharma, LLC, a Wisconsin limited liability company (collectively, “TWS”) pursuant to which the Company agreed to purchase certain equipment and inventory from TWS for a total purchase price equal to $5,316,774, with $1,250,000 payable in a 12-month promissory note with 6% simple interest and monthly payments of $100,000 due per month, and $4,066,774 payable in shares of the Company’s common stock valued at $0.62 per share; provided, however, that the Company will withhold $1,750,000 of the shares for a period of ninety (90) days from the closing date. The first $500,000 of payments of the promissory note will be secured by 1,000,000 shares of CANB’s common stock.

On August 13, 2021 the Company entered into an Asset Purchase Agreement with Music City Botanicals, LLC, a Wisconsin limited liability company (“MCB”) pursuant to which the Company agreed to purchase certain equipment, inventory, and intellectual property from MCB for a total purchase price equal to $1,394,324, with $498,259 payable in cash and $896,065 payable in shares of the Company’s common stock valued at $0.62 per share.

F-39

EXHIBITS

The following exhibits are filed with this offering circular:

Exhibit	Description

2.1	Articles of Incorporation, as amended(1)
2.2	Bylaws(2)
3.1	Articles of Amendment designating Series A Preferred Stock rights, as amended(9)
3.2	Articles of Amendment designating Series B Preferred Stock rights(1)
3.3	Articles of Amendment designating Series C Preferred Stock rights(7)
3.4	Articles of Amendment designating Series D Preferred Stock rights(10)
4.1	Form of Subscription Agreement(13)
6.1	Employment Agreement with Marco Alfonsi dated December 29, 2020(10)
6.2	Employment Agreement with Stanley L. Teeple dated December 29, 2020(10)
6.3	Employment Agreement with Pasquale Ferro dated December 29, 2020(10)
6.4	Employment Agreement with Phil Scala dated December 29, 2020(10)
6.5	Commission Agreement with Andrew Holtmeyer(10)
6.6	Employment Agreement with Bradley Lebsock(10)
6.7	Consulting Agreement with Jordan Schlosser(10)
6.8	Memorandum of Understanding with Sam International and ZetrOZ Systems LLC(3)
6.9	Settlement Agreement with Lifeguard Licensing Corp.(11)
6.10	Can B̅ Corp. 2020 Incentive Stock Option Plan(8)
6.11	2020 Arena Securities Purchase Agreement(10)
6.12	2020 ASOF Original Issue Discount Senior Secured Convertible Promissory Note(10)
6.13	2020 ASOF Warrant to Purchase Common Stock(10)
6.14	2020 ASOP Original Issue Discount Senior Secured Convertible Promissory Note(10)
6.15	2020 ASOP Warrant to Purchase Common Stock(10)
6.16	2020 Arena Security Agreement(10)
6.17	2020 Arena Intellectual Property Security Agreement(10)
6.18	2020 Arena Registration Rights Agreement(10)
6.19	2020 Arena Holding Escrow Agreement(10)
6.20	2020 Arena Guaranty Agreement from Company Subsidiaries(10)
6.21	Amendment to 2020 ASOF Promissory Note(11)
6.22	Amendment to 2020 ASOP Promissory Note(11)
6.23	2021 Arena Securities Purchase Agreement(11)
6.24	2021 ASOF Original Issue Discount Senior Secured Convertible Promissory Note(11)
6.25	2021 ASOF Warrant to Purchase Common Stock(11)
6.26	2021 ASOP Original Issue Discount Senior Secured Convertible Promissory Note(11)
6.27	2021 ASOP Warrant to Purchase Common Stock(11)
6.28	2021 Arena Registration Rights Agreement(11)
6.29	2021 Addendum to Arena Security Agreement(11)
6.30	2021 Addendum to Arena Intellectual Property Security Agreement(11)
6.31	2021 Addendum to Arena Guaranty Agreement from Company Subsidiaries(11)
6.32	Asset Acquisition Agreement with Imbibe(10)
6.33	Asset Acquisition Agreement with various Sellers (Botanical Biotech)(10)
6.34	Equipment Acquisition Agreement with TWS(14)
6.35	Promissory Note to TWS(14)
6.36	Asset Purchase Agreement with MCB(14)
7.1	Share Purchase Agreement with Prosperity Systems, Inc., dated January 5, 2015(2)
7.2	Membership Purchase Agreement with Pure Health Products(6)
7.3	Green Grow Stock Purchase Agreement(4)
7.4	Green Grow Modification Agreement(1)
7.5	Green Grow Settlement Agreement(10)
9.1	Letter from BMKR, LLP(12)
11.1	Consent of BMKR, LLP
12.1	Opinion of Legality from Austin Legal Group, APC (13)
99.1	Code of Ethics(1)

(1)	Filed with the Annual Report on Form 10-K filed with the SEC on April 2, 2020 and incorporated herein by reference.
(2)	Filed with the Form S-1 Registration Statement filed with the SEC on December 2, 2015 and incorporated herein by reference.
(3)	Filed with the Current Report on Form 8-K filed with the SEC on January 30, 2019 and incorporated herein by reference.
(4)	Filed with the Current Report on Form 8-K filed with the SEC on December 6, 2019 and incorporated herein by reference.
(5)	Filed with the Current Report on Form 8-K filed with the SEC on February 18, 2020 and incorporated herein by reference.
(6)	Filed with the Current Report on Form 8-K filed with the SEC on January 15, 2019 and incorporated herein by reference.
(7)	Filed with the Form 1-A/A, Part III, filed with the SEC on July 17, 2020 and incorporated herein by reference.
(8)	Filed with the Form 1-A POS, Part III, filed with the SEC on September 11, 2020 and incorporated herein by reference.
(9)	Filed with the Current Report on Form 8-K filed with the SEC on November 23, 2020 and incorporated herein by reference.
(10)	Filed with the Annual Report on Form 10-K filed with the SEC on April 14, 2021 and incorporated herein by reference.
(11)	Filed with the Quarterly Report on Form 10-Q filed with the SEC on May 21, 2021 and incorporated herein by reference.
(12)	Filed with the Current Report on Form 8-K filed with the SEC on July 6, 2021 and incorporated herein by reference.
(13)	Filed with the Form 1-A POS, Part III, filed with the SEC on August 9, 2021 and incorporated herein by reference.
(14)	Filed with the Current Report on Form 8-K filed with the SEC on August 17, 2021 and incorporated herein by reference.

36

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hicksville, New York, on August 23, 2021.

Can B̅ Corp.

August 23, 2021	By:	/s/ Marco Alfonsi
	Name:	Marco Alfonsi
	Title:	Chief Executive Officer
(Principal Executive Officer and Principal Accounting Officer)

August 23, 2021	By:	/s/ Stanley L. Teeple
	Name:	Stanley L. Teeple
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Offering Circular has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Marco Alfonsi	Chief Executive Officer, Chairman, and Director	August 23, 2021
Marco Alfonsi

/s/ Stanley L. Teeple	Chief Financial Officer, Secretary, and Director	August 23, 2021
Stanley L. Teeple

/s/ Frederick Alger Boyer Jr.	Independent Director	August 23, 2021
Frederick Alger Boyer Jr.

/s/ Ronald A. Silver	Independent Director	August 23, 2021
Ronald A. Silver

/s/ James F. Murphy	Independent Director	August 23, 2021
James F. Murphy

37